UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C and SCHEDULE 14F-1

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Information Statement Pursuant to Section 14(f) of the

Securities Exchange Act of 1934

and Rule 14f-1 Thereunder

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

SIGNET INTERNATIONAL HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

SIGNET INTERNATIONAL HOLDINGS, INC.
205 Worth Avenue, Suite 316, Palm Beach, Florida 33480
(561) 832-2000

INFORMATION STATEMENT
NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Dear Signet International Holdings Stockholders:

This Notice and accompanying Information Statement is being furnished to the holders of common stock, par value $0.001 per share, of Signet International Holdings, Inc., a Delaware corporation (the “Company”), pursuant to Sections 14(c) and 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rules 14c-2 and 14f-1 promulgated thereunder, in connection with the approval of the actions described below (collectively, the “Corporate Actions”) by the written consent of the Board of Directors of the Company (the “Board”) and by written consent of the Estate of Ernest W. Letiziano, Hope Hillabrand, and Thomas Donaldson, being the holders of a majority of the voting power of the issued and outstanding capital stock of the Company (the “Majority Stockholders”), in lieu of a meeting of stockholders:

1.	to elect Alysia WolfsKeil to be the sole director of the Company effective immediately (the “Election of Sole Director”);

2.	to amend and restate our Certificate of Incorporation in the form attached to this Information Statement as Appendix A (the “Amended Charter”), which, among other things, (A) increases the number of authorized shares of our common stock from One Hundred Million (100,000,000) shares, par value $0.001 per share, to Ten Billion (10,000,000,000) shares, par value $0.00001 per share (the “Common Stock”), (B) increases the number of authorized shares of our preferred stock from Fifty Million (50,000,000) shares, par value $0.001 per share, to One Billion (1,000,000,000) shares, par value $0.00001 per share (the “Preferred Stock”), (C) designates all the authorized Preferred Stock as Series A Preferred Stock (the “Series A Preferred Stock”), with holders of the Series A Preferred Stock having ten (10) votes per share held on all matters submitted to the stockholders of the Company for a vote thereon and each share of Series A Preferred Stock convertible at the option of the holder into one (1) share of Common Stock, and (D) changes our name from “Signet International Holdings, Inc.” to “Golden Ally Lifetech Group, Inc.” (the “Change of Name”);

3.	to amend and restate our bylaws in the form attached to this Information Statement as Appendix B (the “Amended Bylaws”);

4.	to authorize (A) the filings of a Certificate of Correction (the “Certificate of Correction”) and past due annual reports with the Delaware Secretary of State to correct the Certificate of Dissolution erroneously filed with the Delaware Secretary of State on March 1, 2018 and to the extent necessary to reinstate the Company as a Delaware corporation in good standing, and (B) the taking of any actions deemed advisable by the Company and its counsel to cancel and negate the Articles of Conversion filed in the State of Nevada on February 28, 2018 (collectively, the “Reinstatement”).

The purpose of this Information Statement is to notify our stockholders that on March 1, 2022, the holders of 5,000,000 shares of the Company’s issued and outstanding Series A Convertible Super Preferred Stock and 4,473,720 issued and outstanding shares of the Company’s issued and outstanding Common Stock, representing approximately 77.2% of the voting power of our issued and outstanding capital stock (the “Majority Stockholders”), executed a written consent in lieu of a meeting of stockholders (the “Majority Stockholders Written Consent”), approving the Corporate Actions. The Majority Stockholders Written Consent constitutes the only stockholder approval required for the Corporate Actions under the General Corporation Law of the State of Delaware and the Company’s charter and bylaws, subject to the General Corporation Law of the State of Delaware.

As a result, no further action by any other stockholder is required to approve the Corporate Actions, and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock of record at the close of business on March 1, 2022 (the “Record Date”), are entitled to notice of the Majority Stockholders Written Consent.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than twenty (20) calendar days after we mail the Definitive Information Statement to our stockholders. In addition, upon the completion of the Corporate Actions and the closing of the Share Purchase and Exchange Agreement (the “SPA”), the resignation of the existing directors of the Company and the appointment of the new directors of the Company will become effective in accordance with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

This notice and the accompanying Information Statement are being mailed to the holders of our securities as of the Record Date on or about _______, 2022. This Notice and the accompanying Information Statement shall constitute notice to you of the action by Majority Stockholders Written Consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,
Signet International Holdings, Inc.

Dated: March 16, 2022	/s/ Alysia WolfsKeil
Alysia WolfsKeil
Chief Executive Officer

SIGNET INTERNATIONAL HOLDINGS, INC.

i

SIGNET INTERNATIONAL HOLDINGS, INC.
205 Worth Avenue, Suite 316, Palm Beach, Florida 33480
(561) 832-2000
INFORMATION STATEMENT

March 16, 2022

GENERAL INFORMATION

This Information Statement is being furnished to the holders of Common Stock, par value $0.001 per share, of Signet International Holdings, Inc. (the “Company”), pursuant to Sections 14(c) and 14(f) of the Exchange Act, and Rules 14c-2 and 14f-1 promulgated thereunder, in connection with the approval of the actions described below by the written consent of the Board of Directors of the Company and by written consent of the Estate of Ernest W. Letiziano, Hope Hillabrand, and Thomas Donaldson, being the holders of a majority of the voting power of the issued and outstanding capital stock of the Company, in lieu of a meeting of stockholders:

1.	to elect Alysia WolfsKeil to be the sole director of the Company effective immediately;

2.	to amend and restate our Certificate of Incorporation in the form attached to this Information Statement as Appendix A, which, among other things, (A) increases the number of authorized shares of our Common Stock from One Hundred Million (100,000,000) shares, par value $0.001 per share, to Ten Billion (10,000,000,000) shares, par value $0.00001 per share, (B) increases the number of authorized shares of our Preferred Stock from Fifty Million (50,000,000) shares, par value $0.001 per share, to One Billion (1,000,000,000) shares, par value $0.00001 per share, (C) designates all the authorized Preferred Stock as Series A Preferred Stock, with holders of the Series A Preferred Stock having ten (10) votes per share held on all matters submitted to the stockholders of the Company for a vote thereon and each share of Series A Preferred Stock convertible at the option of the holder into one (1) share of Common Stock, and (D) changes our name from “Signet International Holdings, Inc.” to “Golden Ally Lifetech Group, Inc.”;

3.	to amend and restate our bylaws in the form attached to this Information Statement as Appendix B;

4.	to authorize (A) the filings of a Certificate of Correction and past due annual reports with the Delaware Secretary of State to correct the Certificate of Dissolution erroneously filed with the Delaware Secretary of State on March 1, 2018 and to the extent necessary to reinstate the Company as a Delaware corporation in good standing, and (B) the taking of any actions deemed advisable by the Company and its counsel to cancel and negate the Articles of Conversion filed in the State of Nevada on February 28, 2018.

On March 1, 2022, the Company’s Board of Directors approved the Amended and Restated Charter, the Amended and Restated Bylaws and the Reinstatement, subject to stockholder approval. The Majority Stockholders Written Consent dated as of March 1, 2022 constitutes the only stockholder approval required for the Corporate Actions under Delaware law and the Company’s charter and bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions, and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock and Preferred Stock of record at the close of business on March 1, 2022 (the “Record Date”), are entitled to notice of the stockholder action by written consent.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than twenty (20) calendar days after we mail the definitive Information Statement to our stockholders, provided that we receive the Financial Industry Regulatory Authority (“FINRA”) approval as described below.

Upon the completion of the Corporate Actions and the closing of the SPA, the resignation of the existing directors of the Company and the appointment of the new directors of the Company will become effective in accordance with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

Effects of the Corporate Actions

The voting rights and other rights that accompany our Common Stock will not be affected by the Corporate Actions, except that the par value per share of our Common Stock will change from $.0001 per share to $.00001 per share. However, following the effectiveness of the name change, our trading symbol will change. Because the Company’s Common Stock is currently quoted on an unsolicited basis by the OTC Markets, the name change and symbol change will also require processing by FINRA pursuant to Rule 10b-17 of the Exchange Act, as amended, in order for this action to be recognized in the market for trading purposes. Following FINRA approval, the Company’s Common Stock will be quoted on the OTC Markets under its new name and trading symbol. Assuming we receive FINRA approval of the Corporate Actions, we will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC” or “Commission”), disclosing the effective date of the name change, as well as the new trading symbol prior to the effective date. The CUSIP number of our Common Stock will remain the same.

Following the name change, the share certificates bearing the current name and par value will continue to be valid. In the future, new share certificates will be issued reflecting the new name and par value in due course as old certificates are tendered for exchange or transfer. The Company requests that shareholders (also referred to as stockholders) do not send in any of their stock certificates at this time.

The Corporate Actions will facilitate the transactions set forth in the SPA summarized below, which will result in Golden Ally Lifetech Group, Inc. (f/k/a Golden Ally Lifetech Group Co., Ltd.) (“Golden Ally”) becoming a subsidiary of the Company and the shareholders of Golden Ally holding shares of the Company.

ABOUT THE INFORMATION STATEMENT

What is the purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s stockholders as of the close of business on the Record Date of the Corporate Actions taken by the Estate of Ernest W. Letiziano, Hope Hillabrand, and Thomas Donaldson (collectively, the “Majority Stockholders”) as the holders of 5,000,000 shares of Series A Convertible Super Preferred Stock and 4,474,080 shares of Common Stock of the Company (the “Control Block Shares”), representing approximately 77.2% of the voting power of our issued and outstanding shares of capital stock.

Who is entitled to receive this Information Statement?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the stockholders. As of the close of business on the Record Date, the Majority Stockholders held the authority to cast votes in excess of fifty percent (50%) of the Company’s outstanding voting power and has voted in favor of the Corporate Actions. Under the General Corporation Law of the State of Delaware, stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the voting power instead of a stockholders’ meeting.

What constitutes the voting shares of the Company?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s outstanding voting securities as of the Record Date. As of the Record Date, the Company’s voting securities for the Corporate Actions consisted of 20,535,982 shares of Common Stock and 5,000,000 shares of Series A Convertible Super Preferred Stock. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder vote. Each share of outstanding Series A Convertible Super Preferred Stock is entitled to ten (10) votes and votes together with the Company’s Common Stock on all matters submitted for stockholder vote. The Majority Stockholders hold the Control Block Shares, representing approximately 77.2% of the votes on all matters submitted for stockholder approval.

What corporate matters did the Majority Stockholders vote for, and how did they vote?

The Estate of Ernest W. Letiziano, Hope Hillabrand, and Thomas Donaldson, the holders of a majority of the Company’s outstanding voting securities, has voted in favor of the following Corporate Actions:

1.	to elect Alysia WolfsKeil to be the sole director of the Company effective immediately;

2.	to amend and restate our Certificate of Incorporation in the form attached to this Information Statement as Appendix A, which, among other things, (A) increases the number of authorized shares of our Common Stock from One Hundred Million (100,000,000) shares, par value $0.001 per share, to Ten Billion (10,000,000,000) shares, par value $0.00001 per share, (B) increases the number of authorized shares of our Preferred Stock from Fifty Million (50,000,000) shares, par value $0.001 per share, to One Billion (1,000,000,000) shares, par value $0.00001 per share, (C) designates all the authorized Preferred Stock as Series A Preferred Stock, with holders of the Series A Preferred Stock having ten (10) votes per share held on all matters submitted to the stockholders of the Company for a vote thereon and each share of Series A Preferred Stock convertible at the option of the holder into one (1) share of Common Stock, and (D) changes our name from “Signet International Holdings, Inc.” to “Golden Ally Lifetech Group, Inc.”;

3.	to amend and restate our Bylaws in the form attached to this Information Statement as Appendix B;

4.	to authorize (A) the filings of a Certificate of Correction and past due annual reports with the Delaware Secretary of State to correct the Certificate of Dissolution erroneously filed with the Delaware Secretary of State on March 1, 2018 and to the extent necessary to reinstate the Company as a Delaware corporation in good standing, and (B) the taking of any actions deemed advisable by the Company and its counsel to cancel and negate the Articles of Conversion filed in the State of Nevada on February 28, 2018.

What additional vote is required to approve the Corporate Actions?

No further vote is required for approval of the Corporate Actions.

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Our costs are estimated at approximately $10,000.

OUTSTANDING VOTING SECURITIES

As of the Record Date, there were 20,535,982 shares of Common Stock issued and outstanding and 5,000,000 shares of Series A Convertible Super Preferred Stock issued and outstanding. Therefore, as of the Record Date, our issued and outstanding voting securities for the Corporate Actions consisted of shares of Common Stock and Series A Convertible Super Preferred Stock.

The rights of the Series A Convertible Super Preferred Stock are set forth in the Certificate of Designations filed with the Delaware Secretary of State on March 15, 2007. The holders of Series A Convertible Super Preferred Stock are entitled to ten (10) votes per share on all matters submitted for stockholders approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GOLDEN ALLY PRIOR TO CORPORATE ACTIONS

The following table sets forth the number of shares of Common Stock (Class A and Class B) beneficially owned as of March 6, 2022 by (i) those persons or groups known to beneficially own more than five percent (5%) of the Golden Ally’s Class A and Class B shares, (ii) each current director and executive officer of the Golden Ally’s and (iii) all executive officers and directors as a group. The information presented does not reflect the ownership interests of such individuals as a result of the Corporate Actions or the transactions contemplated by the SPA.

Of 9,000,000,000 authorized Class B shares, 8,480,000,000 shares are outstanding.

Of 1,000,000,000 authorized Class A shares, 1,000,000,000 are outstanding.

Class A shareholders have 10 votes per share. Class B shareholders have 1 vote per share.

The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

5% or more shareholders

Name and Address of Shareholders (English Name)	Number of A&B Shares	Percentage of Outstanding AB
Taucoin Asset Management LLC c/o Golden Ally Lifetech Group, Inc. 635 W Foothill Blvd. Monrovia, CA 91016	2,500,000,000	26.371%
Commonwealth Investments LLC c/o Golden Ally Lifetech Group, Inc. 635 W Foothill Blvd., Monrovia, CA 91016	2,500,000,000	26.371%
Ms. Rhea Chau Yeung c/o Golden Ally Lifetech Group, Inc. 635 W Foothill Blvd., Monrovia, CA 91016	1,442,000,000	15.211%
Mr. Xiaoping Zhang c/o Golden Ally Lifetech Group, Inc. 635 W Foothill Blvd., Monrovia, CA 91016	650,000,000	6.857%
Ms. Rhea Chau Yeung (A Shares) c/o Golden Ally Lifetech Group, Inc. 635 W Foothill Blvd., Monrovia, CA 91016	1,000,000,000	10.549%

Shares not indicated as Class A shares are Class B shares.

Directors and Executives

Name of Beneficial Owner	Number of B Shares	Percentage of Outstanding AB
Dr. YUNFENG LU	10,000,000	0.105%
Dr. OLIVER KEREN BAN	10,000,000	0.105%
Mr. CARTER YEUNG	10,000,000	0.105%
Mr. TAK YIU CHENG	5,000,000	0.053%
Mr. JIMMY WANG	5,000,000	0.053%
Dr. WEN LI	5,000,000	0.053%
Mr. VINCENT WANG	3,000,000	0.032%
Mr. XIAODONG YAN	3,000,000	0.032%
All directors and officers as a group	51,000,000	0.538%

Beneficial ownership is determined according to the rules of the SEC. Generally, it means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options, warrants, and other securities convertible or exercisable into shares of Common Stock, provided that such securities are currently exercisable or convertible or exercisable or convertible within sixty (60) days of the date hereof. Each director or officer, as the case may be, has furnished us with information with respect to their beneficial ownership. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their Common Stock.

Name and Address of Beneficial Owner	Shares Owned	Percentage of Class
Estate of Ernest W. Letiziano* c/o Signet International Holdings, Inc. 205 Worth Ave., Suite 316, Palm Beach, FL 33480	2,739,841	13.341%
Ms. Hope Hillabrand* c/o Signet International Holdings, Inc. 205 Worth Avenue, Suite 316, Palm Beach, FL 33480	498,400	2.427%
Mr. Thomas Donaldson* c/o Signet International Holdings, Inc. 205 Worth Avenue, Suite 316, Palm Beach, FL 33480	1,235,839	6.018%
Mr. Mark S. Ornoff c/o Signet International Holdings, Inc. 205 Worth Avenue, Suite 316, Palm Beach, FL 33480	2,350,000	11.443%
Ms. Alysia WolfsKeil (Sole Director, Chief Executive Officer, Officer Chief Financial Officer) c/o Signet International Holdings, Inc. 205 Worth Ave., Suite 316, Palm Beach, FL 33480	50,000	**
All directors and officers as a group	50,000	**

*	Each of the Estate of Ernest W. Letiziano, Hope Hillabrand and Thomas Donaldson holds 2,500,000, 1,500,000 and 1,000,000 shares of Series A Preferred Stock of the Company respectively, representing fifty percent (50%), thirty percent (30%) and twenty percent (20%) of that class of capital stock, respectively. Alysia WolfsKeil is the administrator of the Estate of Ernest W. Letiziano and has dispositive power over the shares of capital stock of the Company held by the estate; however, Alysia WolfsKeil disclaims any beneficial ownership of those shares.

**	Less than one percent (1%).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY AND GOLDEN ALLY AFTER COMPLETION OF CORPORATE ACTIONS AND CLOSING OF SHARE PURCHASE AND EXCHANGE AGREEMENT

Upon completion of the Corporate Actions and the closing of the SPA, assuming that all of the applicable Golden Ally shares are exchanged, the security ownership of certain beneficial owners and management of Class A shares of Golden Ally will become the same number of shares of Series A Preferred Stock of the Company and the security ownership of certain beneficial owners and management of Class B shares of Golden Ally will become the same number of shares of Common Stock of the Company. Instead of Golden Ally Class A shares with ten (10) votes per share, Golden Ally security owners of Class A shares will hold Series A Preferred Stock of the Company with ten (10) votes per share. Instead of Golden Ally Class B shares with one (1) vote per share, Golden Ally security owners of Class A shares will hold Common Stock of the Company with one (1) vote per share. In addition, there will be an additional Common Stock of the Company outstanding in the amount of 16,061,902.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following sets forth information regarding (i) the Golden Ally’s current executive officers and directors and (ii) the Company’s expected executive officers and directors following the completion of the Corporate Actions and closing of the SPA. Except for the SPA, there is no agreement or understanding between the Company and any current or proposed director or executive officer pursuant to which he was selected as an officer or director.

Name	Age	Current Position	Position Following Change of Control
Dr. Yunfeng Lu	53	Chairman	Chairman
Dr. Oliver Keren Ban	57	Director and Chief Executive Officer	Director and Chief Executive Officer
Dr. Wen Li	55	Director and Chief Technology Officer	Director and Chief Technology Officer
Mr. Carter Yeung	29	Director and Chief Marketing Officer	Director and Chief Marketing Officer
Mr. Jimmy Wang	56	Director and Chief Accounting Controller and Treasure	Director and Chief Accounting Controller and Treasure
Mr. Tak Yiu Cheng	47	Chief Financial Officer	Chief Financial Officer
Mr. Xiaodong Yan	46	Chief United Nations Officer	Chief United Nations Officer
Mr. Vincent Wang	48	Secretary	Secretary

Dr. Yunfeng Lu is expected to continue to serve as a Director and the Chairman following the Change of Control. Dr. Lu specializes in materials, catalysis and electrochemistry in physical chemistry. Dr. Lu is an outstanding scientist in the fields of graphene production technology, nano material manufacturing technology and application, and advanced power battery, with more than twenty patents. Dr. Lu is also a project reviewer for the U.S. National Foundation, winner of the Presidential Early Career Award for Scientists and Engineers in 2005. Dr. Lu was appointed as a tenured professor at Tulane University in 2005, tenured professor at University of California, Los Angeles in 2007. He is also one of the first winners for China Thousand Talents and Cheung Kong Scholars.

Dr. Oliver Keren Ban is expected to continue to be a Director and serve as Chief Executive Officer following the Change of Control. Dr. Ban is an international Project management expert. He has over three decades of international operation experience in many Europe, Asian and American countries, proven tracking record in cross continents managing experience, extensive biotechnology, telecommunication and semiconductor industrial experience from application to manufacturing. He has outstanding analytic/quantitative problem-solving skills; he is also process efficiency expert with Certified Master Black Belt in Lean Six Sigma. Along the way, he has taken positions like Manager, Director, Chief Technologist, Senior Vice President and Chief Executive Officer positions in many different companies ranging from Integrated Information Technology, Sony Research Laboratories, Synopsys Inc. and International Business Machines Corporation. Dr. Ban has several issued and pending patents, his education background include a Ph.D in Computer Science; a Master of Business Administration from University of Texas at Austin.

Dr. Wen Li is expected to continue to be a Director and serve as Chief Technology Officer following the Change of Control. Dr. Li has extensive program and project development experience, management skill and abilities to work in world-class companies including Toyota, General Motors, Boeing and a major automotive battery manufacture in People’s Republic of China (“China”). Dr. Li demonstrated leaderships and abilities of initiative such as successfully establishing Toyota’s advanced material R&D activities in North America and new businesses in fuel cell and lithium-ion battery recycling for the major automotive battery company in China. He also demonstrated scientific/technical ability and problem-solving skills with sixty-seven issued patents and twenty-six published papers and ability to lead international business development with the skills of technical judgment, contract negotiation, Export Administration Regulations and International Traffic in Arms Regulations clarification, and patent application. Dr. Li has extensive laboratory experience and technical knowledge related to batteries, fuel cell, hydrogen storage and catalytic materials. Dr. Li received his B.S. and M.S. degrees in Chemical Engineering from Tianjin University and Ph.D. in environmental chemistry and engineering from Tokyo Institute of Technology.

Mr. Carter Yeung is expected to continue to be a Director and serve as Chief Marketing Officer following the Change of Control. Mr. Yeung served as Chief Executive Officer of HK Unlimited Solutions, focus on engineering problem solving for Hybrid Kinetic Group, and strategic partner seeking. Mr. Yeung received his B.A. degree in political science from Johns Hopkins University.

Mr. Jimmy Wang is expected to continue to be a Director and serve as Chief Accounting Controller and Treasurer following the Change of Control. Mr. Wang has more than twenty years of experience in non-profit organizations and listed companies. He has extensive experience in financial management, financial audit, internal audit, regulatory compliance management. Mr. Wang was majored economics and accounting information.

Mr. Tak Yiu Cheng is expected to continue to serve as Chief Financial Officer following the Change of Control. Mr. Cheng is a greater China investment expert with more than twenty years’ experience. Mr. Cheng was former investment analyst at T. Rowe Price Group focused on Greater China. He also served as a research analyst at several global investment banks, including Credit Suisse, BNP Paribas, and Deutsche Bank. Mr. Cheng received his BEng from the University of Hong Kong. He is a holder of CPA and CFA certifications.

Mr. Xiaodong Yan is expected to continue to serve as Chief United Nations Officer following the Change of Control. Mr. Yan received his B.A. degree from the Shanghai Institute of Foreign Trade and MBA degree from Peking University. From 1997 to 2007, he worked for the Ministry of Commerce of China, participated in negotiations for China’s accession to the World Trade Organization and bilateral trade and investment relations with the European Union. Then he was responsible for coordination of Chinese overseas investment projects (above $100 million), especially in power and telecommunication sectors. From 2009 to 2010, Mr. Yan worked for the China General Nuclear Power Group. He completed the first overseas acquisition of a uranium mine in Australia, and then others in the U.S. and Africa. He moved to New York City in 2010 from Beijing. Since then, he has been active in promoting bilateral investment between China and the United States, mostly in renewable energy vehicle industry and others.

Mr. Vincent Wang is expected to continue to serve as Secretary following the Change of Control. Mr. Wang serves as the Board Secretary of Golden Ally. Mr. Wang was previously the Secretary and a Director of Nevada Gold Holdings, Inc. Mr. Wang was Vice President of Hybrid Kinetic Motors Corp. and also served as a director of American Compass, Inc., a wholly-owned subsidiary of the Hybrid Kinetic Group Limited. Mr. Wang has extensive experience in corporate governance as well as educational and linguistic fields. He holds a master’s degree in linguistics from the National Taiwan Normal University.

Director Independence and Board Committees

The Board currently consists of Dr. Yunfeng Lu, Dr. Oliver Keren Ban, Dr. Wen Li, Mr. Carter Yeung and Mr. Jimmy Wang as directors. Upon consummation of the transactions contemplated by the Corporate Actions, SPA, and Change of Control, all of the five current directors are expected to be elected as directors to the Company’s Board.

The Company believes that Dr. Yunfeng Lu will be considered independent upon the Change of Control.

As the Company currently has one director (and will have 5 directors upon the completion of the Change of Control) and given its limited operations, the Company does not have separate or independent audit, nominating or compensation committees. The Board has determined that the Company does not have an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. In addition, we have not adopted any procedures by which the Company’s stockholders may recommend nominees to the Board. The Company is expected to remain without separate or independent audit, nominating or compensation committees upon consummation of the transactions contemplated by the Corporate Actions, SPA, and Change of Control.

Family Relationships

There are no family relationships among the Company’s existing or incoming directors or officers.

Involvement in Certain Legal Proceedings

During the past ten (10) years, no existing officer or director of Golden Ally or the Company or incoming officer or director of the Company has:

(1)	Petitioned for bankruptcy under the federal bankruptcy laws or had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent or similar officer appointed by a court, any business of which such person was a general partner or executive officer either at the time of the bankruptcy or proceeding or within two years prior to that time;

(2)	Been convicted in a criminal proceeding or is a named subject of any pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Been subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from, or otherwise limiting his/her involvement in the following activities:

(a)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor brokerage, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing to conduct or practice in connection with such activity;

(b)	Engaging in any type of business practice; or

(c)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)	Been subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than sixty (60) days his/her right to engage in any type of activity described in 3(a) above, or to be associated with persons engaged in any such activity;

(5)	Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6)	Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated a federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

(7)	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or fining, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(a)	Any federal or state securities or commodities law or regulation;

(b)	Any law or regulation respecting financing institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(c)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

Each director and executive officer of the Company and each beneficial owner of ten percent (10%) or more of the Company’s Common Stock is required to report his or her transactions in shares of the Company’s Common Stock to the SEC within a specified period following a transaction. Based on the Company’s review of filings with the SEC and written representations furnished to the Company during the fiscal year ended December 31, 2021, the directors, executive officers, and ten percent (10%) beneficial owners were deficient in their filings.

EXECUTIVE AND DIRECTOR COMPENSATION

Current Executive Compensation

Alysia WolfsKeil, who serves as the Company’s sole executive officer, received cash compensation of $10,000 and $0 in the fiscal years ended December 31, 2021 and 2020, respectively.

Directors’ Compensation

The Company did not pay any director compensation in the fiscal years ended December 31, 2021 or 2020.

CORPORATE ACTION 1: ELECTION OF SOLE DIRECTOR AND OFFICER

General

On May 21, 2021, the Majority Shareholders of the Company by written consent voted to appoint (the “Appointment”) Alysia WolfsKeil as the Interim Chief Executive Officer and Interim Chief Financial Officer, in order to fulfill the positions within the Company left vacant by the passing of Ernest W. Letiziano, the previous sole director, Chief Executive Officer and Chief Financial Officer of the Company (the “Vacancy Event”). Alysia WolfsKeil was granted limited powers in her positions, specifically she shall be empowered to direct all relevant services providers of the Company as they relate to any and all such filings with the SEC, gain access and be provided banking authority over any and all bank accounts or other trade accounts in the name of the Company, and enter into negotiations with potential third parties who may be considered potential acquisition targets of the Company. Alysia WolfsKeil’s term as the Interim Chief Executive Officer and Interim Chief Financial Officer expired on November 21, 2021, six (6) months from May 21, 2021.

On March 1, 2022, the Majority Stockholders took action by written consent appointing Alysia WolfsKeil as the sole director of the Company effective immediately and ratified the Appointment all the actions taken by her and other agents of the Company since the Vacancy Event.

On March 1. 2022, Alysia WolfsKeil, in her capacity as the sole director of the Company, took action by written consent to appoint herself as the Chief Executive Officer and the Chief Financial Officer of the Company.

Reasons for the Election of Sole Director

The Majority Stockholders believe it is in our best interests and the best interests of our stockholders to elect Alysia WolfsKeil to be the sole director of the Company, effective immediately.

Effect of the Election of Sole Director

The election of Alysia WolfsKeil as the sole director of the Company will fill the vacancy on the Board left open by the passing of Ernest W. Letiziano, our former sole director, Chief Executive Officer and Chief Financial Officer.

CORPORATE ACTION 2: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General

On March 1, 2022, our Board of Directors took action by written consent approving our proposed Amended Charter and recommend our stockholders to approve and adopt the same. On March 1, 2022, the Majority Stockholders took action by written consent approving and adopting the Amended Charter. The Amended Charter, among other things:

●	increases the number of authorized shares of our Common Stock from One Hundred Million (100,000,000) shares, par value $0.001 per share, to Ten Billion (10,000,000,000) shares, par value $0.00001 per share;

●	increases the number of authorized shares of our Preferred Stock from Fifty Million (50,000,000) shares, par value $0.001 per share, to One Billion (1,000,000,000) shares, par value $0.00001 per share;

●	designates all the authorized Preferred Stock as Series A Preferred Stock, with holders of the Series A Preferred Stock having ten (10) votes per share held on all matters submitted to the stockholders of the Company for a vote thereon and each share of Series A Preferred Stock convertible at the option of the holder into one (1) share of Common Stock; and

●	changes our name from “Signet International Holdings, Inc.” to “Golden Ally Lifetech Group, Inc.”.

The holders of Series A Preferred Stock will be entitled to receive dividends or distributions on a pro-rata basis with the holders of Common Stock when and if declared by the Board of Directors of the Company, and dividends or distributions will not be cumulative or bear or accrue any interest. No dividends or distributions shall be declared or paid or set apart for payment on the Common Stock unless dividends or distributions on the Series A Preferred Stock are likewise declared and paid or set apart for payment. Upon the liquidation, dissolution and winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding will be entitled to, on a pro-rata basis with the holders of Common Stock, distributions of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders.

The Amended Charter will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the mailing of the definitive Information Statement.

We are currently authorized by our Certificate of Incorporation to issue One Hundred Million (100,000,000) shares of Common Stock, $0.001 par value per share, and Fifty Million (50,000,000) shares of Preferred Stock, $0.001 par value per share.

Reasons for the Charter Amendment

On February 28, 2022, the Company, the Majority Stockholders and Golden Ally, a Delaware corporation entered into the SPA, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with SEC on March 2, 2022 and is attached hereto as Appendix C. Under the SPA, the Majority Stockholders agreed to sell to Golden Ally their capital stock of the Company, consisting of 5,000,000 shares of Series A Convertible Super Preferred Stock (convertible into 50,000,000 common shares) and 4,474,080 common shares for $375,000 in cash (the “Purchase”). Immediately after the completion of the Purchase, at the closing and subject to the terms and conditions of the SPA, Golden Ally will cause the Golden Ally shareholders to sell, assign and transfer to the Company all of the Golden Ally shares in exchange for newly issued shares of the Company (the “Exchange”) as follows: (i) each share of Golden Ally Class A Common Stock will be exchanged for one share of Series A Preferred Stock of the Company (as designated by the Amended Articles); and (ii) each share of Golden Ally Class B Common Stock will be exchanged for one share of the Company’s Common Stock. As of the date of the SPA, there are 1 billion Golden Ally Class A Common Shares and 8.48 billion Golden Ally Class B Common Shares issued and outstanding. One of the purposes of amending and restating the Company’s charter is to provide for enough shares of Common Stock and Series A Preferred Stock in connection with the Exchange. Our Board believes it is in our best interests and the best interests of our stockholders to amend and restate our charter in connection with the closing of the transactions contemplated by the SPA.

Effect of the Charter Amendment

The increase in the authorized number of shares of our Common Stock will permit our Board to issue additional shares of our Common Stock without further approval of our stockholders, and our Board does not intend to seek shareholder approval prior to any issuance of the authorized capital stock unless shareholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of Common Stock may result in dilution to our existing shareholders, and such issuances may not require shareholder approval.

The issuance of additional shares of our Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our Common Stock may increase.

The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available, subject to the preference of the holders of the Series A Preferred Stock. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

The holders of our Series A Preferred Stock created by the Amended Charter are entitled to ten (10) votes for each share held of record on all matters to be voted on by our shareholders. Upon the closing of the Exchange, the current holder of the Golden Ally Class A Common Stock will hold all the issued and outstanding shares of Series A Preferred Stock and will have the voting control of all matters submitted to the stockholders of the Company for a vote thereon.

CORPORATE ACTION 3: AMENDED BYLAWS

General

On March 1, 2022, our Board of Directors took action by written consent approving the proposed Amended Bylaws. On March 1, 2022, the Majority Stockholders took action by written consent approving the Amended Bylaws.

Reasons for the Amended Bylaws

Our Board believes it is in our best interests and the best interests of our stockholders to amend and restate our bylaws in connection with the closing of the transactions contemplated by the SPA.

CORPORATE ACTION 4: AUTHORIZATION TO FILE CERTIFICATE OF CORRECTION

General

The Company caused an Articles of Conversion to be filed with the Nevada Secretary of State on February 28, 2018, but the Company did not properly authorize or file a Certificate of Conversion with the Delaware Secretary of State or otherwise properly convert out as a Delaware corporation; instead, the Corporation erroneously filed with the Delaware Secretary of State a Certificate of Dissolution on March 1, 2018 (the “Defective Conversion”). In addition, we believe that the Defective Conversion did not receive approval from all the shareholders of the Corporation as required by Section 266 of the General Corporation Law of the State of Delaware (“DGCL”).

On March 1, 2022, the Majority Stockholders took action by written consent approving the Company to take the following actions: (A) to correct the errors made by the Company in connection with the Defective Conversion and the filing of the Certificate of Dissolution by filing a certificate of correction (the “Certificate of Correction”) with the Delaware Secretary of State and submit the past-due annual reports with the Delaware Secretary of State for the fiscal years of 2019 through 2021 in order to negate the purported dissolution and to the extent necessary to reinstate the Corporation as a Delaware corporation in good standing, and (B) to take any and all actions deemed advisable by the Company and its legal counsel to cancel and negate the Articles of Conversion filed in the State of Nevada. On March 1, 2022, our Board of Directors took action by written consent approving the same.

Reasons for the Authorization to file Certificate of Correction

Our Board believes it is in our best interests and the best interests of our stockholders to correct the Defective Conversion and to reinstate the Company as a Delaware corporation.

Effect of the Authorization to file Certificate of Correction

Upon the acceptance of the Certificate of Correction and the issuance of a good standing certificate by the Delaware Secretary of State, the Company will be reinstated as a Delaware corporation and the errors made in connection with the Certificate of Dissolution will be negated.

Summary of the Stock Purchase and Exchange Agreement

The following summary describes the material provisions of the Stock Purchase and Exchange Agreement. This summary may not include all of the information about the SPA that is important to you. This summary is subject to, and qualified in its entirety by reference to, the SPA, which is attached as Appendix C, and incorporated by reference into this section of this Information Statement. We encourage you to read the SPA carefully and in its entirety because it is the legal document governing the transactions contemplated by the SPA. The Purchase, the Exchange and the other transactions contemplated by the SPA are collectively referred to as the “Transactions”.

The Transactions

The Purchase. At the closing of the Transactions (the “Closing”) and subject to the terms and conditions of the SPA, the Majority Stockholders agree to sell to Golden Ally their capital stock of the Company (the “Control Block Shares”), consisting of 5,000,000 shares of Series A Convertible Super Preferred Stock (convertible into 50,000,000 common shares) and 4,474,080 common shares of the Company for $375,000 in cash.  The Control Block Shares represent approximately 77.2% of the total issued and outstanding voting power of the Company.

The Exchange. Immediately after the completion of the Purchase, at the Closing and subject to the terms and conditions of the SPA, Golden Ally will cause the shareholders of Golden Ally holding at least 90% of each Class of the issued and outstanding capital stock of Golden Ally (the “Golden Ally Shareholders”) to sell, assign and transfer to the Company all of their Golden Ally shares in exchange for newly issued shares of the Company as follows: (i) each share of Golden Ally Class A Common Stock will be exchanged for one share of Series A Preferred Stock, par value $0.00001 per share, of the Company (as designated by the Amended Charter of the Company to be effective prior to the Closing); and (ii) each share of Golden Ally Class B Common Stock will be exchanged for one share of the Company’s Common Stock, par value $0.00001 per share. As of the date of the SPA, there are 1 billion shares of Golden Ally Class A Common Stock and 8.48 billion shares of Golden Ally Class B Common Stock issued and outstanding.

The Closing. The Closing will take place at the offices of the counsel representing the Company, commencing at 9:00 am local time on the second business day following the satisfaction or waiver of all closing conditions of the parties or such other date as Golden Ally and the Company may mutually determine (the date when the Closing actually takes place, the “Closing Date”).

Representations and Warranties

The SPA contains representations and warranties made by the parties as of specific dates. The statements embodied in those representations and warranties were made for purposes of the SPA and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the SPA. It should also be noted that information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this information statement, may have changed since the date of the SPA.

The representations and warranties made by the Majority Shareholders to Golden Ally include representations and warranties relating to, among other things:

●	due organization, existence and in good standing (if the Majority Shareholder is an entity), and legal capacity to perform obligations (if the Majority Shareholder is an individual);

●	power and authority to execute, deliver and perform the SPA;

●	each Majority Shareholder’s power and authority to execute, deliver, and perform its obligations under the SPA and to consummate the transactions contemplated by the SPA, and the enforceability of the SPA against such Majority Shareholder;

●	the absence of certain violations, breaches or defaults under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of the SPA by the Majority Shareholders and consummation of the transactions contemplated by the SPA;

●	each Majority Shareholder has no liability to pay any broker fee in connection with the transactions contemplated by the SPA; and

●	each Majority Shareholder’s ownership of its respective Control Block Shares.

The representations and warranties made by Golden Ally to the Company and the Majority Shareholders include representations and warranties relating to, among other things:

●	the corporate organization, existence and good standing of Golden Ally;

●	power and authority to execute, deliver and perform the SPA, and the due execution and delivery by Golden Ally of the SPA and the enforceability of the SPA against Golden Ally;

●	capitalization of Golden Ally;

●	the absence of certain violations, breaches or defaults under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of the SPA by Golden Ally and consummation of the transactions contemplated by the SPA;

●	the absence of legal proceedings or governmental orders against Golden Ally or its assets;

●	the absence of any government filing, notice, consent or approval necessary for the consummation by Golden Ally of the transactions contemplated by the SPA, except for filings with the SEC and state securities regulators (if any); and

●	the absence of any broker’s fees based on arrangements made by or on behalf of Golden Ally.

The representations and warranties made by the Company and the Estate of Ernest W. Letiziano, in its capacity as one of the Majority Shareholders, to Golden Ally include representations and warranties relating to, among other things:

●	the corporate organization, existence and good standing of the Company;

●	power and authority of the Company to execute, deliver and perform the SPA, and the due execution and delivery by the Company of the SPA and the enforceability of the SPA against the Company;

●	capitalization of the Company;

●	current directors and officers of the Company;

●	corporate records of the Company;

●	the absence of certain violations, breaches or defaults under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of the SPA by the Company and consummation of the transactions contemplated by the SPA;

●	financial statements of the Company;

●	the validity of the Company securities issuable to the Golden Ally Shareholders at the Closing;

●	the absence of legal proceedings or governmental orders against the Company or its assets;

●	compliance with laws by the Company;

●	the absence of any government filing, notice, consent or approval necessary for the consummation by Golden Ally of the transactions contemplated by the SPA, except for filings with the SEC and state securities regulators (if any);

●	the absence of undisclosed liabilities;

●	tax matters;

●	the absence of material changes to the Company’s operations;

●	subsidiaries of the Company;

●	the absence of any personal property owned or leased by the Company;

●	the absence of any intellectual property owned or licensed by the Company;

●	the absence of any employee or consultant of the Company, except as disclosed in the Company’s SEC filings;

●	the absence of any material contract of the Company, except as disclosed in the Company’s SEC filings;

●	the accuracy of the Company’s SEC filings;

●	the absence of any broker’s fees based on arrangements made by or on behalf of the Company;

●	related party transactions;

●	the completeness and accuracy of disclosures made by the Company and the Majority Shareholders in this SPA.

Conditions Precedent of the Transactions

The obligations of the Company to consummate the Transactions are subject to the satisfaction or written waiver by the Company of the following conditions:

●	the representations and warranties of Golden Ally being true, correct and complete in all respects as of the Closing Date;

●	Golden Ally having performed all obligations and complied with all covenants, in each case in all material respects, required to be performed or complied with by it under the SPA at or prior to the Closing;

●	no material adverse effect having occurred with respect to Golden Ally following the date of the SPA;

●	no suit, action, or proceeding shall be pending or threatened which would prevent the consummation of any of the transactions contemplated by the SPA;

The obligations of Golden Ally to consummate the Transactions are subject to the satisfaction or written waiver by Golden Ally of the following conditions:

●	the Common Stock of the Company shall continue to be listed on the OTC Markets, the Company shall remain an SEC reporting company, and the Company shall continue to be approved for participation in DTC’s Withdrawal Agent Commission System;

●	the representations and warranties of Golden Ally being true, correct and complete in all respects as of the Closing Date;

●	Golden Ally having performed all obligations and complied with all covenants, in each case in all material respects, required to be performed or complied with by it under the SPA at or prior to the Closing;

●	no material adverse effect having occurred with respect to Golden Ally following the date of the SPA;

●	no suit, action, or proceeding shall be pending or threatened which would prevent the consummation of any of the transactions contemplated by the SPA;

●	Alysia WolfsKeil shall resign as an officer and the sole director of the Company effective upon Closing, and the new directors nominated by Golden Ally shall be appointed directors effective on the Closing Date;

●	the Amended Charter of the Company shall have been duly filed with the Delaware Secretary of State and become effective;

●	the Amended Bylaws of the Company shall have been duly approved and adopted in accordance with Delaware law;

●	the audited financial statements of Golden Ally for its fiscal year ending on December 31, 2021 shall have been completed;

●	the Company and Majority Shareholders shall have caused certain identified agreements of the Company to be terminated and certain identified liabilities (the “Transferred Liabilities”) transferred out from the Company before the Closing, in each case in such manner reasonably satisfactory to Golden Ally;

●	the Company shall have delivered to Golden Ally a good standing certificate issued by the Delaware Secretary of State.

Additional Covenants of the Parties

●	Covenants relating to amendments of the Company’s charter and bylaws and filing of this Information Statement:

o	the Majority Shareholders will, as promptly as is reasonably practicable following the date of the SPA (and in any event within one (1) business day), execute Shareholders Consent;

o	Immediately after the Shareholders Consent is executed, Majority Shareholders will cause the board of directors of the Company to execute the Board Consent;

o

Immediately after the Shareholders Consent and the Board Consent are executed (and in any event within 1 business day), the Company shall (i) file the Certificate of Correction, and (ii) after such Certificate of Correction becomes effective, promptly file its annual reports for fiscal years 2019-2021 with the State of Delaware and obtain a good standing certificate from the Delaware Secretary of State;

o	As promptly as is reasonably practicable following the date of the SPA (and in any event within two (2) business days), the Company shall file with the SEC, this Information Statement on Schedule 14C notifying the shareholders of the Company who did not execute the Shareholders Consent;

o	the Company shall promptly notify Golden Ally if it receives any comments from the SEC and shall respond to such comments as promptly as possible (in any event within two (2) business days);

o	the Company shall use its best efforts to cause the Information Statement to be mailed to the shareholders of the Company as promptly as reasonably practicable after the Information Statement has received clearance from the SEC or otherwise becomes final (the date of such mailing, the “Mailing Date”); and

o	the Company shall cause the Amended Charter to be filed with the State of Delaware on the same day as the effectiveness of the Shareholders Consent, which is expected to be twenty (20) calendar days after the Mailing Date, and promptly provide evidence of such filing to Golden Ally.

●	Exclusivity. None of the Majority Shareholders will (and the Majority Shareholders will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any third party relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any third party to do or seek any of the foregoing. In addition, none of the Majority Shareholders will vote their Control Block Shares in favor of any such acquisition. The Majority Shareholders will notify Golden Ally immediately if any third party makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

●	Conduct of Company Business Prior to Closing. From the date of the SPA to the Closing Date, and except to the extent that Golden Ally otherwise consents in writing or expressly contemplated by the SPA, the Company shall operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

●	Other Covenants. The SPA contains additional agreements between the parties relating to, among other things:

o	obligations of each party to keep the other party’s information confidential;

o	reasonable access by each party’s authorized representatives to the personnel, representatives, properties, books, records and other information of the other party between the date of the SPA and the Closing Date;

o	coordination of press releases and other public announcements relating to the SPA or the Transactions; and

o	reasonable best efforts of the parties to promptly take, or to cause to be taken, all actions, and to do, or to cause to be done all things necessary, proper or advisable to consummate and make effective the Transactions.

Termination of the SPA

The SPA may be terminated at any time prior to the Closing Date by:

●	mutual agreement of the Company and Golden Ally;

●	the Company, if there has been a material breach by Golden Ally of any representation, warranty, covenant or agreement set forth in the SPA that is not cured by the breaching party, to the reasonable satisfaction of the Company, within ten (10) business days after notice of such breach is given by the Company (except that no cure period will be provided for a breach by Golden Ally that by its nature cannot be cured);

●	Golden Ally, if there has been a material breach by the Company or any of the Majority Shareholders of any representation, warranty, covenant or agreement set forth in this Agreement that is not cured by the breaching party, to the reasonable satisfaction of Golden Ally, within ten (10) business days after notice of such breach is given by Golden Ally (except that no cure period will be provided for a breach by the Company or any of the Majority Shareholders that by its nature cannot be cured);

●	the Company or Golden Ally, if the Transactions are not closed by March 31, 2022, provided that the right to terminate this Agreement will not be available to either party if such party’s material breach of this Agreement has been the principal cause of or resulted in the failure of the Closing to take place on or before such date;

●	the Company or Golden Ally if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of any of the Transactions contemplated by this Agreement has become final and non-appealable; or

●	Golden Ally, if the Certificate of Correction has been rejected by the State of Delaware, or if the Company has not been able to obtain a certificate of good standing before the Closing Date.

In the event of the termination of the SPA as described above, the SPA will be of no further force or effect; provided, however, that no termination of the SPA will relieve any party of liability for any breaches of the SPA prior to such termination; provided further that if the SPA has been terminated because of the Company’s or any Majority Shareholder’s material breach of the SPA or the failure to reinstate the Company in Delaware, then the Majority Shareholders shall cause Patrizio & O’Leary LLP, in its capacity as the escrow agent, to return in full to Golden Ally the escrow amount of $37,500 previously deposited by Golden Ally.

Indemnification

Golden Ally agrees to indemnify, defend, and hold harmless, the Company and Majority Shareholders from, against, and in respect of any and all losses asserted against, relating to, imposed upon, or incurred by the Company or any Majority Shareholders by reason of, resulting from, based upon or arising out of:

●	the breach by Golden Ally of any representation or warranty of Golden Ally contained in the SPA or any certificate or other instrument delivered pursuant to the SPA; or

●	the breach by Golden Ally of any covenant or agreement of Golden Ally made in or pursuant to the SPA or any certificate or other instrument delivered pursuant to the SPA.

The Majority Shareholders, severally but not jointly, agree to indemnify, defend, and hold harmless Golden Ally from, against, for, and in respect of any and all losses asserted against, relating to, imposed upon, or incurred by Golden Ally by reason of, resulting from, based upon or arising out of:

●	the breach by the Company or any Majority Shareholder of any representation or warranty of the Company or any Majority Shareholder contained in or made pursuant to the SPA or any certificate or other instrument delivered pursuant to the SPA;

●	the breach by the Company or any Majority Shareholder of any covenant or agreement of the Company or any Majority Shareholder made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to the SPA; or

●	any Transferred Liabilities.

Unless otherwise stated in the SPA, and except for instances of fraud, the representations, warranties and agreements of the parties will survive the Closing Date and continue in full force and effect until one year after the Closing Date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Golden Ally Lifetech Group, Inc.

Austin, TX 78746-5883

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Golden Ally Lifetech Group, Inc., (the Company), as of December 31, 2021 and 2020, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2021, and the period from inception (December 1, 2020) to December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, and the period from inception (December 1, 2020) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has not yet established a source of revenues and has incurred a cumulative net loss. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Wilmington, DE 19806-1004

March 11, 2022

We began serving as the Company’s auditor in 2022.

Golden Ally Lifetech Group Inc.

Balance Sheets

December 31, 2021 and 2020

	2021	2020
Assets
Current
Cash	$2,999,370	$-
Total Current Assets	2,999,370	-

Total Assets	$2,999,370	$-

Liabilities and Stockholders’ Equity
Current Liabilities
Due to related parties	$5,000	$-
Total Current liabilities	5,000	-
Total Liabilities	5,000	-

Stockholders’ Equity
Common stock, par value $0.00001; authorized 10,000,000,000	-	-
Series A Common Stock, par value $0.00001; authorized 1,000,000,000; 1,000,000,000 and 0 issued and outstanding	10,000
Series B Common Stock, par value $0.00001; authorized 9,000,000,000; 8,480,000,000 and 0 issued and outstanding	84,800	-
Additional paid-in capital	2,957,140	-
Accumulated deficit	(57,570)	-
Total Stockholders’ Equity	2,994,370	-

Total Liabilities and Stockholders’ Equity	$2,999,370	$-

See accompanying notes to financial statements.

Golden Ally Lifetech Group Inc.

Statements of Operations

For the Year Ended December 31, 2021 and

Inception (December 1) to December 31, 2020

	Year ended	Inception to
	December 31,	December 31,
	2021	2020
Operating Expenses
General and administrative	$70	$-
Professional fees	57,500	-
Total Operating Expenses	57,570	-

Net operating loss	(57,570)	-
Income tax	-	-
Net Loss	$(57,570)	$-

Loss per Common Share	$(0.00)	$0.00

Weighted Average Common Shares Outstanding	6,390,232,877	-

See accompanying notes to financial statements.

Golden Ally Lifetech Group Inc.

Statements of Stockholders’ Equity

For the Year Ended December 31, 2021 and

Inception (December 1) to December 31, 2020

					Additional
	Class A Common Stock		Class B Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Inception December 1, 2020	-	$-	-	$-	$-	$-	$-
Balance December 31, 2020	-	$-	-	$-	$-	$-	$-
Class A Common stock issued for cash	1,000,000,000	10,000	-	-	-		10,000
Class B Common stock issued for cash	-	-	8,480,000,000	84,800	2,957,140	-	3,041,940
Net loss	-	-	-	-	-	(57,570)	(57,570)
Balance December 31, 2021	1,000,000,000	$10,000	8,480,000,000	$84,800	$2,957,140	$(57,570)	$2,994,370

See accompanying notes to financial statements.

Golden Ally Lifetech Group Inc.

Statements of Cash Flows

For the Year Ended December 31, 2021 and

Inception (December 1) to December 31, 2020

	Year ended December 31, 2021	Inception to December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(57,570)	$-
Net cash used in Operating Activities	(57,570)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related parties	5,000	-
Proceeds from issuance of common shares	3,051,940	-
Net cash provided by Financing Activities	3,056,940	-

Inflow (Outflow) of Cash	2,999,370	-
Cash - Beginning of period	-	-
Cash - End of period	$2,999,370	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to financial statements.

Golden Ally Lifetech Group Inc.

Notes to Financial Statements

December 31, 2021

Note 1 – Business

Golden Ally Lifetech Group, Inc. (f/k/a Golden Ally Lifetech Group Co., Ltd.) (“Golden Ally”) is a Delaware corporation incorporated on December 1, 2020 and operates out of Austin, Texas.

Golden Ally is a high-tech start-up company focusing on a unique product offering. Golden Ally activities to date have focused on the development and exploration of water filtration technology and consumer products with Aquaporin (“AQP”) Active Water.   Golden Ally has been working with field experts and research institutions to apply and explore the ability to enhance water filtration for improved body cell absorption in commercialized water products.

Note 2 – Going Concern

The financial statements have been prepared on a going concern basis which assumes Golden Ally will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. Golden Ally has not yet established a source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Golden Ally has incurred a cumulative net loss of $57,570. These factors raise substantial doubt about the ability of Golden Ally to continue as a going concern.

In order to continue as a going concern, Golden Ally will need, among other things, additional capital resources. Management’s plan is to obtain such resources for Golden Ally by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing.

Management has held preliminary discussions with potential investors to secure significant capital for Golden Ally in 2022. Management is confident that the diversified options for financing available to Golden Ally in 2022, along with support from significant shareholders, will allow it to achieve its objectives and satisfy its capital requirements.

These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should Golden Ally be unable to continue as a going concern.

Note 3 – Summary of Significant Account Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and disclosure at the date of the financial statements. Actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash

For purposes of the statement of cash flows, Golden Ally considers all highly liquid instruments purchased with an original maturity of three (3) months or less to be cash.

As of December 31, 2021, and 2020, Golden Ally had cash of $2,999,370 and $0, respectively.

Concentrations of Credit Risk

Golden Ally maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. Golden Ally continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Golden Ally is not exposed to any significant credit risk on cash.

Loss per Share

Loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Golden Ally had no potentially dilutive instruments outstanding during the periods presented.

Note 4 – Investment – Related Party and its Subsequent Rescission

On December 1, 2021, Golden Ally entered into an agreement to purchase twenty percent (20%) of the issued and outstanding shares of Asia Hybrid Cryptocurrency Company Limited (“Asia Hybrid”) for $2,000,000. As part of the agreement, Asia Hybrid was to develop and maintain a digital platform for use by Golden Ally. Golden Ally made the payment of $2,000,000 accordance with the agreement in December 2021.

On March 7, 2022, Golden Ally entered a rescission agreement with Asia Hybrid, and a related party, whereby the original agreement between Golden Ally and Asia Hybrid was rescinded effective December 1, 2021 and both party’s obligations of the agreement were terminated. Also included in the rescission agreement, a related party investor that had previously purchased for 100,000,000 Class B Common Stock for $10,000,000 reduced their purchased by $2,000,000 and 20,000,000 shares. Such related-party investor now owns 80,000,000 Class B Common Stock purchased for cash of $8,000,000.

Note 5 – Capital Stock

Common Stock

Golden Ally has authorized 10,000,000,000 shares of Common Stock with a par value of $0.00001 per share. Golden Ally has authorized 1,000,000,000 of Series A Common Stock which have 10:1 voting rights, and 9,000,000,000 of Series B Common Stock.

On February 1, 2021, Golden Ally issued 1,000,000,000 Series A Common Stock for cash proceeds of $10,000.

During the year ended December 31, 2021, Golden Ally issued 8,480,000,000 shares of Series B Common Stock for cash proceeds of $3,041,940.

As of December 31, 2021, Golden Ally had 1,000,000,000 Series A Common Stock issued and outstanding and 8,480,000,000 of Series B Common Stock issued and outstanding. At December 31, 2020, Golden Ally did not have any stock issued and outstanding.

Note 6 – Related Parties

During the year ended December 31, 2021, a related party paid expenses on behalf of the Company of $5,000. As of December 31, 2021, the related party is still owed $5,000.

Note 7 – Subsequent Events

Subsequent to December 31, 2021, Golden Ally received $5,042,000 for stock subscriptions receivable related to Class B Common Stock.

On January 3, 2022, Golden Ally entered into an agreement with a company owned by a related party to develop and implement marketing strategies for Golden Ally’s products. Golden Ally paid $1,000,000 on January 12, 2022, per the terms of the agreement for services to be provided.

On January 18, 2022, Golden Ally entered into an agreement for legal services. In January 2022, Golden Ally paid $500,000 as a retainer to the legal service provider.

On January 18, 2022, Golden Ally entered into an agreement for office space in Texas. The agreement term is from January 19, 2022, to January 31, 2023 at a rate of $332 per month.

On February 2, 2022, Golden Ally entered into a lease for a location in California. The term of the lease is four (4) months ending on May 31, 2022. The base rent is $5,970 per month.

On February 28, 2022, Golden Ally entered into the Share Purchase and Exchange Agreement with the Company, a Delaware corporation formed on February 2, 2005, and the Company’s Shareholders. Under generally accepted accounting principles, the acquisition by the Company of Golden Ally is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the acquisition by Golden Ally of the Company with the issuance of stock by Golden Ally for the net assets of the Company. This transaction is reflected as a recapitalization and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition. Under reverse merger accounting, the comparative historical financial statements of the Company, as the legal acquirer, are those of the accounting acquirer, Golden Ally. Accordingly, Golden Ally’s financial statements prior to the closing of the reverse acquisition, reflect only the business of Golden Ally. As part of the agreement, Golden Ally deposited $37,500 into escrow on February 11, 2022 and will purchase the controlling block shares of the Company for total consideration of $375,000.

On March 7, 2022, Golden Ally entered into a recession agreement with Asia Hybrid and a related party to rescind a $2 million investment in Asia Hybrid by Golden Ally and reduced stock proceeds of Class B Common Stock issued by $2 million. Refer to Note 4 for additional details.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 28, 2022, Golden Ally Lifetech Group, Inc., f/k/a Golden Ally Lifetech Group Co., Ltd. (“Golden Ally”) entered into an agreement to acquire seventy-seven percent (77%) of the outstanding shares of Signet International Holding, Inc., a Delaware corporation (“Signet”), for an aggregate net purchase price of $375,000 in cash (the “Signet Acquisition”).

The unaudited pro forma condensed combined balance sheet as of December 31, 2021, combines the historical balance sheets of Golden Ally and Signet, giving effect to the acquisition of Signet by Golden Ally, the receipt of certain stock sale proceeds, and the payment of certain transactions by Golden Ally as if they had occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations for year ended December 31, 2021, gives effect to the following transactions as if they had occurred on January 1, 2021: the anticipated acquisition of Signet by Golden Ally, the receipt of certain stock sale proceeds, and the payment of certain transactions.

The historical financial information has been adjusted to give effect to pro forma events that are (1) factually supportable, (2) directly attributable to the Signet acquisition and aforementioned transactions, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with:

●	separate audited financial statements of Signet as of and for the year ended December 31, 2021, and the related notes, included in Signet’s Annual Report on Form 10-K for the year ended December 31, 2021.

●	audited financial statements of Golden Ally as of and for the year ended December 31, 2021, and the related notes included herein.

The unaudited pro forma condensed combined financial information is for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

Any material transactions between Golden Ally and Signet during the year presented in the unaudited pro forma condensed combined financial statements have been eliminated.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2021

	Golden Ally Lifetech Group, Inc. Historical	Signet International Holdings, Inc. and Subsidiaries Historical	Stock Proceeds Received Common Shares - January 2022	Significant Transactions -January 2022	Pro Forma Adjustments	Notes	Pro Forma Combined

Current Assets:
Cash	$2,999,370	$34,932	$5,042,000	$(1,500,000)	$-	a, b, c	$6,576,302
Prepaid Expense and Other Current Assets	-	3,097	-	1,500,000	-	b, c	1,503,097
Total Current Assets	2,999,370	38,029	5,042,000	-	-		8,079,399

Goodwill	-	-	-	0	412,342	d	412,342

Total Assets	$2,999,370	$38,029	$5,042,000	$-	$412,342		$8,491,741

Current Liabilities:
Accounts Payable	$5,000	$115,387	$-	$-	$-		$120,387
Total Current Liabilities	5,000	115,387	-	-	-		120,387

Total Liabilities	5,000	115,387	-	-	-		120,387

Series A Common Stock, par value $0.00001; authorized 1,000,000,000; 1,000,000,000 issued and outstanding	10,000	-	-	-	(10,000)		-
Series B Common Stock, par value $0.00001; authorized 9,000,000,000; 8,480,000,000 issued and outstanding	84,800	-	5,042	-	(89,842)	a	-
Convertible Series A Preferred Stock, par value $0.001; 5,000,000 issued and outstanding	-	5,000	-	-	-	d	5,000
Common Stock, par value $0.001; 20,535,982 issued and outstanding	-	20,536	-	-	-	d	20,536
Common Stock issuable		64	-		-	d	64
Additional paid-in capital	2,957,140	7,985,277	5,036,958	-	(7,576,051)	d	8,403,324
Accumulated deficit	(57,570)	(8,088,235)	-	-	8,088,235	d	(57,570)
							-
Total Stockholders’ Equity	2,994,370	(77,358)	5,042,000	-	412,342		8,371,354

Total Liabilities and Stockholders’ Equity	$2,999,370	$38,029	$5,042,000	$-	$412,342		$8,491,741

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

	Golden Ally Lifetech Group, Inc. Historical	Signet International Holdings, Inc. and Subsidiaries Historical	Adjustments	Notes	Pro Forma Combined

Operating Expenses:
General and administrative	$70	$143,324	$-		$143,394
Professional fees	57,500	90,387	-		147,887
Total Operating Expenses	57,570	233,711	-		291,281

Net operating loss	(57,570)	(233,711)	-		(291,281)
Income tax	-	-	-		-
Net loss	(57,570)	(233,711)	-		(291,281)

Loss per common share	$(0.00)	(0.01)			$(0.01)

Weighted average common shares outstanding	6,390,232,877	20,448,776	(6,390,232,877)	d	20,448,776

No dividends declared or paid	$-	$-			$-

Book value per share	$(0.00)	$(0.00)			$(0.00)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

As of December 31, 2021

Note 1 – Description of Transaction

On February 28, 2022, Golden Ally entered into the Share Purchase and Exchange Agreement with Signet, a Delaware corporation formed on February 2, 2005, and the Signet Shareholders (the “Share Exchange Agreement”). Under generally accepted accounting principles, the acquisition by Signet of Golden Ally is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the acquisition by Golden Ally of Signet with the issuance of stock by the Golden Ally for the net assets of Signet. This transaction is reflected as a recapitalization and is accounted for as a change in capital structure. As part of the agreement Golden Ally deposited $37,500 into escrow on February 11, 2022 and will purchase the controlling block shares of Signet for total consideration of $375,000.

Note 2 – Basis of Presentation

The business combination was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition. Under reverse merger accounting, the comparative historical financial statements of Signet, as the legal acquirer, are those of the accounting acquirer, Golden Ally. Accordingly, Golden Ally’s financial statements prior to the closing of the reverse acquisition, reflect only the business of Golden Ally.

Under ASC 805, acquisition-related transaction costs (i.e. advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred. In connection with the Signet Acquisition, total acquisition-related transaction costs expected to be incurred by Golden Ally and Signet are estimated to be approximately $150,000, consisting of acquisition-related transaction costs to be incurred by Golden Ally. The estimated acquisition-related transaction costs will be expensed by Golden Ally in the quarter ending March 31, 2022.

Note 3 – Accounting Policies

Upon consummation of the Signet Acquisition, Golden Ally will review, in detail, Signet’s accounting policies. As a result of the review, Golden Ally may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, Golden Ally is not aware of any difference that would have a material impact on the combined financial statements.

As a result, the unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

Note 4 – Golden Ally Funding of the Signet Acquisition

The Company completed the Signet Acquisition for an aggregate net purchase price of $375,000 in cash.  The purchase price was funded by Golden Ally with cash on-hand. On the agreement date, the price of Signet shares was $0.0873. The Company acquired 77% of Signet’s outstanding shares.

Note 5 – Pro Forma Adjustments in Connection with the Signet Acquisition

This note should be read in conjunction with Note 1 – Description of Transaction and Note 2 – Basis of Presentation. The following summarizes the pro forma adjustments in connection with the Signet Acquisition to give effect to the acquisition as if it occurred on January 1, 2021, for the purposes of the pro forma condensed combined statement of operations and on December 31, 2021, for purposes of the pro forma condensed combined balance sheet.

(a)	To record cash received subsequent to December 31, 2021, of $5,042,000 related to stock subscriptions receivable for the issuance of Class B Common Stock.

(b)	To record $1,000,000 paid on January 12, 2022, for an agreement to develop and implement marketing strategies for the Company’s products. The Company paid a related party for these services to be provided.

(c)	To record $500,000 paid on January 18, 2022, as a retainer for legal services to be provided to the Company.

(d)	To record goodwill resulting from the Signet Acquisition based on the premium paid on the acquisition. The Company exchanged 100% of its shares for 77% of Signet, representing a premium for the twenty-three percent (23%) of Signet stock not acquired. The goodwill was calculated based on the trading price of $0.0873 on February 28, 2022, the date the agreement was entered into by both parties.

BUSINESS OF SIGNET INTERNATIONAL HOLDINGS, INC.

The Company is incorporated in accordance with the Laws of the State of Delaware and has no operating business.

BUSINESS OF GOLDEN ALLY LIFETECH GROUP, INC.

Company Background

Golden Ally Lifetech Group, Inc. (“Golden Ally”), headquartered in Austin, Texas, U.S.A., is incorporated in accordance with the Laws of the State of Delaware. Currently, Golden Ally has operational branch offices in Texas and California.

The Business

The Golden Ally’s Aquaporin (“AQP”) Active Water project is a derivative of an academic inspiration from the 2003 Nobel Laureates in Chemistry, Dr. Peter Agre and Dr. Roderick MacKinnon jointly, “for discoveries concerning channels in cell membranes”.

Golden Ally has been working closely with experienced field experts and top scientific research institutions to apply the famous Nobel Prize theory of aquaporins into its commercialized products, i.e., the AQP Active Water.

The Product

AQP Active Water is the product of a unique water filtration technology derived from raw materials with exclusive access by Golden Ally. The advanced technology can enhance water filtration for better body cell absorption to improve health. All AQP Active Water products will be produced through OEM arrangements and their distribution logistics will also be supported by the OEM partners.

AQP Active Water is an epoch-making product. Consumption for a prolonged period is foreseen to possibly extend human body cells’ lifespan. Golden Ally has been running laboratory tests on its products at the David Geffen School of Medicine at University of California, Los Angeles.

Market Overview

High-income households are our targeted consumers due to a strong correlation between income level and health spending

The global consumer pool for AQP Active Water is estimated at 17.61 million households. These households represent the portion that has an annual household income of over $150,000 USD, a level that can support annual household spending on healthcare products over $6,000 USD. These households can afford five bottles of AQP Active Water per day.

The U.S. accounts for almost seventy percent (70%) of the pool. U.S. is a health-conscious society. The average annual consumer expenditure on healthcare is $5,177 USD, which constitutes nine percent (9%) of total annual consumer expenditure. Within the nine percent (9%) healthcare spending, 50.1% is used on health products, the category AQP Active Water falls in. By comparing household income level by age group, 12.24 million households between age 25-74 have an annual household income over $150,000 USD. This represents our target market, and represents 34.97% of total number of households with annual household income over $150,000 USD.

Global target market (excluding the U.S.) has 15.35 million households with annual household income over $150,000 USD. Assuming the same distribution, this represents 5.37 million households that are our target market.

Golden Ally’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to Golden Ally for the year ended December 31, 2021 and should be read in conjunction with the audited financial statements and related notes of Golden Ally as of and for the year ended December 31, 2021. This discussion contains statements including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, that constitute forward-looking statements. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Given the risks and uncertainties, readers of this report and investors are cautioned not to place undue reliance on our forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Overview

Golden Ally is a developmental stage company that is currently implementing its business plan, which is to be a high-tech start-up focused on a unique product offering. Our activities to date have focused on the development and exploration of water filtration technology and consumer products with AQP Active Water. We have been working with field experts and research institutions to apply and explore the ability to enhance water filtration for improved body cell absorption in commercialized water products.

Limited Operating History; Need for Additional Capital

We have had limited operations and have been issued a “going concern” opinion by our auditor for the year ended December 31, 2021, based on our lack of an established source of revenues sufficient to cover our operating costs and allow us to continue as a going concern. We have incurred a cumulative net loss of $57,570. There is no historical financial information about us upon which to base an evaluation of our performance. We have not generated any revenues from operations. We cannot guarantee that we will be successful in our business operations.

Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our products and market downturns.

Subsequent to December 31, 2021, Golden Ally received $5,042,000 for stock subscriptions receivable related to Class B Common Stock. We expect to require further investments and have no assurance that future financings will be available to us on acceptable terms, or at all. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders. If we are unable to raise additional capital to maintain our operations in the future, we may be unable to carry out our business plans or we may be forced to cease operations.

Going Concern

Our financial statements have been prepared on a going concern basis which assumes Golden Ally will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. No revenues have been generated to date and we expect limited revenues.

Results of Operations

During the year ended December 31, 2021, we did not generate any revenue. Our operating expenses were $57,500, consisting primarily of professional fees. As a result, we incurred a loss from operations of $57,570.

Liquidity and Capital Resources

Working Capital and Cash Flows. Golden Ally used cash flows of $57,570 for operating activities for the year ended December 31, 2021. Prior to December 31, 2021, we raised $3,051,940 from the sale of shares of Class B Common Stock and $5,000 in a related party loan. As a result, our cash flows from financing activities were $3,056,940.

On January 3, 2022, Golden Ally entered into an agreement with a company owned by a related party, Taucoin Asset Management LLC, to develop and implement marketing strategies for the its products and paid $1,000,000 on January 12, 2022, per the terms of the agreement for services to be provided.

On January 18, 2022, Golden Ally entered into an agreement for legal services with the firm, Locke Lord LLP and paid a retainer of $500,000 for legal services.

Golden Ally has obtained a lease for an office in Texas for one year at $332 per month and a four-month lease for a property in California with a base rent of $5,970 per month.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that affect the reported amounts of assets and liabilities, revenues and expenses and related disclosures in our financial statements. We had no critical accounting policies for the year ended December 31, 2021.

We have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are summarized in Note 3 to our financial statements. Although we believe that our estimates, judgments and assumptions are reasonable, they are based upon information presently available. Actual results may differ from those estimates.

ADDITIONAL INFORMATION

The Company is subject to the Exchange Act’s reporting requirements, and in accordance therewith files reports, proxy statements, and other information, including annual quarterly and current reports on Forms 10-K, 10-Q, and 8-K with the SEC. Our reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC through EDGAR (“Electronic Data Gathering, Analysis, and Retrieval”).

DISSENTER’S RIGHTS OR APPRAISAL RIGHTS

The stockholders have no right to dissent or seek appraisal on any of the Corporation Actions under Delaware law or the Company’s charter or bylaws.

EFFECTIVE DATES OF CORPORATE ACTIONS

Under Rule 14c-2 under the Exchange Act, the Corporation Actions contemplated by this Information Statement will not become effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to our stockholders.

The Amended Charter will become effective when we file the Amended Charter with the Delaware Secretary of State as soon as practicable after the 20th calendar day after the definitive Information Statement is mailed to the stockholders as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

On behalf of the Board of Directors of
Signet International Holdings, Inc.

Date: March 16, 2022	By:	/s/ Alysia WolfsKeil
	Name:	Alysia WolfsKeil
	Title:	Chief Executive Officer

APPENDIX A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SIGNET INTERNATIONAL HOLDINGS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Signet International Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

A.	The name of the Corporation is Signet International Holdings, Inc.

B.	The Corporation was originally incorporated pursuant to the DGCL on February 2, 2005, under the name 51142, Inc. (as amended on July 18, 2005, amended and restated on September 18, 2006, and further amended by certificates of designation filed on September 18, 2006 and March 15, 2007, the “Certificate of Incorporation”).

C.	The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.

D.	The Exhibit A referred to above is attached hereto as Exhibit A and is hereby incorporated herein by this reference. This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the DGCL.

E.	This Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, on _____________, 2022.

SIGNET INTERNATIONAL HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GOLDEN ALLY LIFETECH GROUP INC.

Article I

The name of this corporation is Golden Ally Lifetech Group Inc. (hereinafter, the “Corporation”).

Article II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article IV

Section 1. Authorized Shares. The Corporation is authorized to issue ten billion (10,000,000,000) shares of Common Stock, par value $0.00001 per share (the “Common Stock”), and one billion (1,000,000,000) shares of Preferred Stock, par value $0.00001 per share (the “Preferred Stock”). The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation, voting together as a single class.

Section 2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issue of all or any of the shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the DGCL. The Board of Directors is also authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 3. Series A Preferred Stock.

A series of Preferred Stock of the Corporation is hereby created and designated as Series A Preferred Stock, consisting of 1,000,000,000 shares, par value $.00001 per share, which has the following preferences, powers, designations and other special rights:

1. Voting. Holders of the Series A Preferred Stock shall have ten (10) votes per share held on all matters submitted to the shareholders of the Corporation for a vote thereon. Each share of Series A Preferred Stock shall be convertible at the option of the holder into one (1) share of Common Stock.

2. Dividends. The holders of Series A Preferred Stock shall be entitled to receive dividends or distributions on a pro-rata basis with the holders of Common Stock when and if declared by the Board of Directors of the Corporation. Dividends shall not be cumulative. No dividends or distributions shall be declared or paid or set apart for payment on the Common Stock unless dividends or distributions on the Series A Preferred Stock are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

3. Liquidation Preference. Upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to, on a pro-rata basis with the holders of Common Stock, distributions of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders.

Article V

The Corporation is to have perpetual existence.

Article VI

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation without the assent or vote of the stockholders of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

Section 3. The number of directors that constitute the whole Board of Directors shall be fixed exclusively in the manner designated in the Bylaws of the Corporation.

Article VII

Section 1. Exculpation. To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph shall apply to or have any effect on increasing the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section 2. Right to Indemnification of Directors and Officers. The Corporation shall indemnify, advance expenses to, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered, judgments, fines, penalties, amounts paid in settlement and expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with such Proceeding (including the investigation, preparation or defense).

Section 3. Advancement of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article VII or otherwise.

Section 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance. The Corporation may, to the full extent permitted by applicable law as it presently exists or may hereafter be amended, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of Indemnified Persons under the provisions of this Article VII; and (b) to indemnify or insure Indemnified Persons against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VII.

Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

Article VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Article IX

Except as limited by the DGCL, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors.

Article X

This Amended and Restated Certificate of Incorporation may be amended as provided under Section 242 of the DGCL.

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APPENDIX B
AMENDED AND RESTATED BYLAWS

GOLDEN ALLY LIFETECH GROUP INC.

A Delaware Corporation

AMENDED AND RESTATED BYLAWS

GOLDEN ALLY LIFETECH GROUP INC.

A Delaware Corporation

i

ii

iii

GOLDEN ALLY LIFETECH GROUP INC.

(the “Corporation”)

A Delaware Corporation

AMENDED AND RESTATED BYLAWS

ARTICLE I. OFFICES

Section 1.1 PRINCIPAL OFFICES.

The Board of Directors (the “Board”) shall fix the location of the principal executive office of the Corporation at any place within or without the State of Delaware. If the principal executive office is located outside the State of Delaware, and the Corporation has one or more business offices in the State of Delaware, the Board shall fix and designate a principal business office in the State of Delaware.

Section 1.2 OTHER OFFICES.

The Board may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II. SHAREHOLDERS

Section 2.1 ANNUAL MEETING.

The annual meeting of the shareholders for the election of directors to succeed those whose terms expire and for the transaction of any other business as may properly come before the meeting shall be held on the third Tuesday of May in each year at 9:00 a.m. However, if the day fixed for the annual meeting shall be a statutory holiday, then the meeting shall be held on the next succeeding business day. If an annual meeting of the shareholders is not held as prescribed in these bylaws, the election of directors may be held at any meeting subsequently called pursuant to these bylaws.

Section 2.2 SPECIAL MEETINGS.

Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board (the “Chair”), the President, or one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at the meeting.

If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail to the Chair, the President, any Vice-President or the Secretary of the corporation. The request shall also specify the time of the meeting which shall not be less than thirty-five (35) nor more than sixty (60) days after receipt of the request. The officer receiving the request shall forthwith cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time specified. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this Section shall be construed as limiting, fixing or affecting the time when a shareholders’ meeting called by action of the Board may be held.

Section 2.3 PLACE OF MEETINGS.

All meetings of the shareholders shall be at any place within or without the State of Delaware as designated by the Board. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.4 NOTICE.

All notices of shareholder meetings shall be sent or otherwise given in accordance with Section 2.5 of these bylaws, not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and: (1) in the case of a special meeting, the general nature of the business to be transacted; or (2) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

Section 2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any shareholders’ meeting shall be given either personally or by first class mail or telegraphic or other written communication, including emails, charges prepaid addressed to the shareholder at the address (including email address) of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation’s books or has been so given, notice shall be deemed to have been given if sent to that shareholder by first class mail or telegraphic or other written communication to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, actually transmitted by electronic means to the recipient by the person giving the notice, or sent by other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service was unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the notices shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting may be executed by the Secretary, any Assistant Secretary, or any transfer agent of the Corporation giving the notice, and filed and maintained in the minute book of the Corporation.

Section 2.6 QUORUM.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any shareholders’ meeting constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the departure from the meeting of enough shareholders to leave less than a quorum, if any action taken, other than an adjournment, is approved by at least a majority of the shares required to constitute a quorum.

Section 2.7 ADJOURNED MEETING; NOTICE.

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6.

When any shareholders’ meeting, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the Board shall set a new record date. Notice of any adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5. At any adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 2.8 VOTING.

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of General Corporation Law sections 217 to 218, inclusive, (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership), as amended. The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.

Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. On any matter other than the election of directors, any shareholder may vote part of the shares owned by that shareholder in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote.

If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders had withdrawn), the affirmative vote of a majority of the shares represented and voting, provided the shares voting affirmatively also constitute a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by Delaware General Corporation Law or by the corporation’s Certificate of Incorporation.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cast for any candidate a number of votes greater than the number of votes which the shareholder normally is entitled to cast, or “cumulate votes,” unless the candidate’s name has been placed in nomination before commencement of the voting and a shareholder has given notice before the commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given that notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to and including the number of directors to be elected shall be elected.

Section 2.9 WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special shareholders’ meeting, except that if an action is taken or proposed to be taken for approval of any of those matters specified in Section 2.4, the waiver of notice or consent shall state the general nature of the proposal. All waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

Section 2.10 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Directors may be elected by written consent without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that a vacancy on the Board (other than a vacancy created by the removal of a director) not filled by the Board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

All written consents shall be filed with the Secretary and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holder, transferee of the shares, or personal representative or their respective proxy holders, may revoke the consent by a writing received by the Secretary before the written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

Section 2.11 RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS.

For purposes of determining the shareholders entitled to notice of any meeting, or to vote or to give consent to corporate action without a meeting, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days or less than ten (10) days before the date of any such meeting or more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Delaware General Corporation Law.

If the Board does not fix a record date:

The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting shall be (1) when no prior action by the Board has been taken, the day on which the first written consent is given; or (2) when prior action of the Board has been taken, at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of any other action, whichever is later.

The record date for any other purpose shall be as provided in Article VII of these bylaws.

Section 2.12 PROXIES.

Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy, whether by personal signature, typewriting, telegraphic transmission, or otherwise, by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless: (1) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person who executed the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (2) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.

Section 2.13 INSPECTORS OF ELECTION.

Before any meeting of the shareholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chair of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be three (3). If inspectors are appointed at a meeting on the request of one (1) or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether three (3) inspectors are to be appointed. If any person appointed as an inspector fails to appear or fails or refuses to act, the chair of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors of election shall:

(a)	determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)	receive votes, ballots, or consents;

(c)	hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	count and tabulate all votes or consents;

(e)	determine when the polls shall close;

(f)	determine the result; and

(g)	do any other act that may be proper to conduct the election or vote with fairness to all shareholders.

Section 2.14 CONDUCT OF MEETINGS.

Subject to any limitations in the Certificate of Incorporation or these Bylaws and to any provision of the Delaware General Corporation Law, all annual and special meetings of shareholders shall be conducted in accordance with those rules and procedures as the Board may determine and, as to matters not governed by those rules and procedures, as the chair of the meeting shall determine, including, without limitation, the establishment of rules and procedures for the maintenance of order, safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to the meeting after the time prescribed for its commencement, and the opening and closing of the voting polls.

ARTICLE III. BOARD OF DIRECTORS

Section 3.1 POWERS.

Subject to any limitations in the Certificate of Incorporation or these Bylaws, and to any provision of the Delaware General Corporation Law requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day to day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 3.2 NUMBER, TENURE AND QUALIFICATIONS.

The authorized number of directors of the Board shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by the whole Board.

Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. If an annual meeting is not held, or the directors are not elected at that annual meeting, the directors may be elected at any special meeting of the shareholders held for that purpose. Directors need not be shareholders.

Section 3.3 REGULAR MEETINGS.

A regular annual meeting of the Board shall be held immediately after, and at the same place as, the annual meeting of shareholders for the purpose of electing officers and transacting any other business. The Board may provide for other regular meetings from time to time by resolution. In the absence of this type of resolution, other regular meetings of the Board shall be held quarterly on the third Tuesday of May, August, November, and February, at 10:00 a.m. However, if this day falls on a statutory holiday, then the meeting shall be held on the next succeeding business day. Annual and other regular meetings may be held without call or notice.

Section 3.4 SPECIAL MEETINGS.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chair, the President, any Vice-President, the Secretary, or any (two) directors.

Notice of the time and place of special meetings shall be delivered by first class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation, electronic transmission or personal notice. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of meeting. In case the notice is delivered personally, or by telephone or telegram it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the Corporation.

Section 3.5 PLACE OF MEETINGS.

Meetings of the Board may be held at any place within or without the State of Delaware that has been designated in the notice. If a place has not been stated in the notice or there is no notice, meetings shall be held at the principal executive office of the Corporation unless another place has been designated by a resolution duly adopted by the Board.

Section 3.6 PARTICIPATION BY ELECTRONIC MEANS.

Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment. Participation in a meeting through use of conference telephone constitutes presence in person at that meeting pursuant to this Section 3.6 as long as all members participating in the meeting are able to hear one another. Participation in a meeting through the use of communications equipment other than conference telephone constitutes presence in person at that meeting pursuant to this Section 3.6 as long as each member participating in the meeting can communicate with all other participants concurrently; each member may participate in all matters before the board, including proposing or objecting to a specific action to be taken by the corporation; and the corporation verifies prior to the meeting that persons participating in the meeting are entitled to participate, and that any action or vote taken at the meeting is taken only by the directors.

Section 3.7 QUORUM.

A majority of authorized directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given, in the manner specified in Section 3.4 of these Bylaws, prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

Section 3.8 ACTION AT MEETING.

Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of Delaware General Corporation Law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.9 WAIVER OF NOTICE.

The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes of that meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of any meeting of the Board need not be given to any director who attends the meeting without protesting prior to the meeting or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

Section 3.10 ACTION WITHOUT A MEETING.

Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 3.11 REMOVAL.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony, as defined in Title 11 - Crimes and Criminal Procedure, of the Delaware Code.

The entire Board or any individual director may be removed from office without cause by a vote of those shareholders holding a majority of the outstanding shares entitled to vote at an election of the director or directors concerned; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to that removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if that action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

If the office of a director is so declared vacant or if the Board or any one or more directors be so removed, new directors may be elected at the same meeting.

Section 3.12 RESIGNATIONS.

Any director may resign effective on giving written notice to the Chair or the President or the Secretary or the entire Board, unless the notice specifies a later time for the effectiveness of the resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.13 VACANCIES.

Except for a vacancy created by the removal of a director, all vacancies on the Board, whether caused by resignation, death, or otherwise, may be filled by a majority of the remaining directors, even though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term for which elected until a successor is elected and qualified. Vacancies created by the removal of a director may be filled only by approval of a majority of the shareholders entitled to vote at an election of directors. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote, except that filling a vacancy created by removal of a director shall require the written consent of the holders of all outstanding shares entitled to vote.

A vacancy or vacancies on the Board shall be deemed to exist: in the event of the death, resignation or removal of any director; if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony; if the authorized number of directors is increased; or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

Section 3.14 COMPENSATION.

Directors and members of committees may not receive compensation for their services, and reimbursement for expenses as may be fixed or determined by a resolution of the Board. This Section shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 3.15 COMMITTEES.

The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

Any committee, to the extent provided in a resolution of the Board, shall have all the authority of the Board in the management of the business and affairs of the Corporation, except with respect to:

(a)	the approval of any action requiring shareholders’ approval or approval of the outstanding shares;

(b)	the filling of vacancies on the Board or any committee;

(c)	the fixing of compensation of directors for serving on the Board or a committee;

(d)	the adoption, amendment or repeal of a Bylaw or Bylaws;

(e)	the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)	a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board; and

(g)	the appointment of other committees of the Board or the members of the committee.

Section 3.16 MEETINGS AND ACTION OF COMMITTEES.

Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these Bylaws dealing with meetings of directors, with those changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE IV. OFFICERS

Section 4.1 NUMBER AND TERM.

The officers of the Corporation shall be a Chairman or a President, or both, one or more Vice-Presidents, a Secretary and a Chief Financial Officer, all of whom shall be chosen by the Board. In addition, the Board may appoint such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have the authority and perform the duties as the Board may from time to time determine. The officers to be appointed by the Board shall be chosen annually at the regular meeting of the Board held after the annual shareholders’ meeting and shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any employment contract. If officers are not chosen at that meeting of the Board, they shall be chosen as soon after the meeting as shall be convenient. Each officer shall hold office until that officer’s successor shall have been duly chosen or until that officer’s removal or resignation.

Section 4.2 INABILITY TO ACT.

In the case of the absence or the inability to act of any officer of the Corporation and of any person authorized by these Bylaws to act in the officer’s place, the Board may from time to time delegate the powers or duties of that officer to any other officer, or any director or other person whom it may select.

Section 4.3 REMOVAL AND RESIGNATION.

Subject to the rights, if any, of an officer under any contract of employment, any officer chosen by the Board may be removed at any time, with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer on whom that power of removal may be conferred by the Board.

Any officer chosen by the Board may resign at any time by giving a written notice of resignation to the Corporation. Unless a different time is specified in the notice, that resignation shall be effective upon its receipt by the Chair, the President, the Secretary, or the Board.

Section 4.4 VACANCIES.

A vacancy in any office because of any cause may be filled by the Board for the unexpired portion of the term.

Section 4.5 CHAIRMAN.

The Chairman (the term Chairman, as used herein, shall refer to both the chairman or chairwoman, as the case may be), if such office is filled by the Board, shall when present, preside at all meetings of shareholders and the Board and shall perform all other duties as are incident to the office or are assigned by the Board. If the Chairman is designated as the chief executive officer or if there is no President or Vice-President performing the duties of the President pursuant to Section 4.7, the Chairman shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 4.6.

Section 4.6 PRESIDENT.

The President shall be the general manager, and, unless the Chairman has been designated by the Board as the chief executive officer, the chief executive officer of the Corporation and, in the absence of the Chairman (if a Chairman has been appointed) or during any period in which the office of Chairman is for any reason vacant, shall preside at all shareholders’ meetings and, if a member, at all meetings of the Board. If the President is the chief executive officer, the President shall, subject to the control of the Board, have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board, shall make reports to the Board and shareholders, and shall perform all such other duties as are incident to that office or are properly required by the Board. If the President is not the chief executive officer, the President shall have those powers and discharge those duties as may be assigned from time to time by the Chairman or by the Board.

Section 4.7 VICE PRESIDENTS.

In the absence of the President, or in the event of the President’s death, disability, or refusal to act, the Vice President or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any designation, then in the order of their selection, shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have those powers and discharge those duties as may be assigned from time to time by the chief executive officer or by the Board.

Section 4.8 SECRETARY.

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation, or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted pursuant to Section 7.2 of these Bylaws, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

The Assistant Secretary or Secretaries who may be appointed by the Board, in the order of their seniority shall, in the absence or disability of the Secretary, or in the event of the Secretary’s refusal to act, perform the duties and exercise the powers and discharge those duties as may be assigned from time to time by the chief executive officer or by the Board.

Section 4.9 CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. The Assistant or Assistants to the Chief Financial Officer who may be appointed by the Board, in the order of their seniority shall, in the absence or disability of the Chief Financial Officer, or in the event of the Chief Financial Officer’s refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have those powers and discharge those duties as may be assigned from time to time by the President or by the Board.

Section 4.10 SALARIES.

The salaries of the officers may be fixed from time to time by the Board and no officer shall be prevented from receiving that salary by reason of the fact that the officer is also a director of the Corporation.

Section 4.11 APPROVAL OF LOANS TO OFFICERS.

The Corporation may, upon the approval of the Board alone, make loans of money or property to, or guarantee the obligations of, any officer of the Corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that:

(a)	the Board determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation;

(b)	the Corporation has outstanding shares held of record by one hundred (100) or more persons on the date of approval by the Board; and

(c)	the approval of the Board is by a vote sufficient without counting the vote of any interested director or directors.

ARTICLE V. EXECUTION OF CORPORATE INSTRUMENTS,
RATIFICATION OF CONTRACTS, AND
VOTING OF SHARES OWNED BY THE CORPORATION

Section 5.1 EXECUTION OF CORPORATE INSTRUMENTS.

The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and that execution or signature shall be binding upon the Corporation. Unless otherwise specifically determined by the Board:

(a)	formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal (except for share certificates issued by the Corporation), and share certificates owned by the Corporation, shall be executed, signed, or endorsed by the President, or jointly endorsed by any Vice-President and the Secretary, Assistant Secretary, Chief Financial Officer or Assistant Financial Officer;

(b)	checks drawn on banks or other depositories on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed in a manner, including a facsimile signature, and by a person or persons as shall be authorized by the Board;

(c)	dividend warrants, drafts, insurance policies, and all other instruments and documents requiring the corporate signature, but not requiring the corporate seal, shall be executed or signed in the manner directed by the Board; and

(d)	share certificates issued by the Corporation shall be signed in a manner, including a facsimile signature, jointly by (1) the President or a Vice-President and (2) the Secretary or an Assistant Secretary.

Section 5.2 RATIFICATION BY SHAREHOLDERS.

The Board may, in its discretion, submit any contract or act for approval or ratification by the shareholders at any annual shareholders’ meeting or at any special shareholders’ meeting called for that purpose. Any contract or act which shall be approved or ratified by the holders of a majority of the voting power of the Corporation represented at that meeting shall be as valid and binding upon the Corporation as though approved or ratified by each and every shareholder of the Corporation, unless a greater vote is required by law for this purpose.

Section 5.3 VOTING OF SHARES OWNED BY THE CORPORATION.

All shares of other corporations owned or held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect to those shares shall be executed, by the person authorized to do so by resolution of the Board or, in the absence of such authorization, by the President, any of the Vice-Presidents, the Secretary or any Assistant Secretary.

ARTICLE VI. SHARE CERTIFICATES

Section 6.1 FORM OF CERTIFICATES.

Share certificates of the Corporation shall be in a form and design as the Board shall determine. Each certificate shall state the certificate number, the date of issuance, the number, designation, class, and the name of the record holder of the shares represented by the certificate, the name of the Corporation.

Section 6.2 TRANSFER OF SHARES.

Shares may be transferred in any manner permitted or provided by law. Before any transfer of shares is entered upon the books of the Corporation or recognized by the designated transfer agent or registrar of the Corporation, or any new certificate is issued replacing an existing certificate, the existing certificate, properly endorsed, shall be surrendered and canceled, except when the certificate has been lost or destroyed.

Section 6.3 LOST CERTIFICATES.

The Board may order a new share certificate to be issued in the place of any certificate alleged to have been lost or destroyed, but in every case the owner of the lost certificate may be required to give the Corporation a bond, with surety, in the form and amount as the Board may determine, as indemnity against any loss or claim that the Corporation may incur by reason of the issuance of a new certificate.

ARTICLE VII. MISCELLANEOUS

Section 7.1 RECORD DATE FOR PURPOSES OTHER MAN NOTICE AND VOTING.

For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action (other than an action by shareholders by written consent without a meeting), the Board may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before any action. Shareholders on the record date are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by applicable law.

If the Board does not fix a record date, the record date for determining shareholders for any purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 7.2 CORPORATE SEAL.

The Corporation may have a corporate seal in such form as shall be prescribed and adopted by the Board.

Section 7.3 FISCAL YEAR.

The fiscal year of the Corporation shall end on the 31st day of December.

Section 7.4 ANNUAL STATEMENT OF GENERAL INFORMATION.

The Corporation shall annually during the calendar month in which its original Certificate of Incorporation were filed or the applicable prescribed time period, file with the Secretary of State of the State of Delaware, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, the Secretary, and the Chief Financial Officer, the street address of the Corporation’s principal executive office or principal business office in the State of Delaware, and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Delaware General Corporation Law.

Section 7.5 MAINTENANCE AND INSPECTION OF SHARE REGISTER.

The Corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the Board, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the Corporation who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors, may: (i) inspect and copy the records of shareholders’ names, addresses, and shareholdings during usual business hours on five (5) days’ prior written demand on the Corporation; (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.

Any inspection and copying under this Section 7.5 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 7.6 MAINTENANCE AND INSPECTION OF BYLAWS.

The Corporation shall keep at its principal executive office or, if its principal executive office is not in the State of Delaware, at its principal business office in Delaware the original or a copy of these Bylaws as amended to date, which Bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Delaware and the Corporation has no principal business office in such state, then the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these Bylaws as amended to date.

Section 7.7 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

The accounting books and records and the minutes of proceedings of the shareholders, of the Board, and of any committee or committees of the Board shall be kept at such place or places as are designated by the Board or, in absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

Section 7.8 INSPECTION BY DIRECTORS.

Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the Corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

Section 7.9 ANNUAL REPORT TO SHAREHOLDERS; WAIVER.

The Board shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these Bylaws for giving notice to shareholders of the Corporation.

The annual report shall contain:

(a)	a balance sheet as of the end of the fiscal year; an income statement;

(b)	a statement of changes in financial position for the fiscal year; and

(c)	any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

The foregoing requirement of an annual report shall be waived so long as the shares of the Corporation are held by fewer than one hundred (100) holders of record.

Section 7.10 FINANCIAL STATEMENTS.

If no annual report for the fiscal year has been sent to shareholders, then the Corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the Corporation as of the end of that period, then the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.10 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or by the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

Section 7.11 CONSTRUCTION AND DEFINITIONS.

Unless the context otherwise requires, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law as in effect from time to time shall govern the construction of these Bylaws and references to particular sections of the Delaware General Corporation Law shall include any successor provisions.

ARTICLE VIII. INDEMNIFICATION

Section 8.1 RIGHT OF INDEMNIFICATION.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that the person, or another person for whom that person is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of the predecessor corporation, including, without limitation, service with respect to employee benefit plans, whether the basis of the Proceeding is alleged conduct in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (an “Agent”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may in the future be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that the amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior to the amendment) against all expenses, liability, and loss (including, without limitation, attorney fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed, and any federal, state, local, or foreign taxes or liens imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) incurred or suffered by the person in connection with investigating, defending, being a witness in, or participating in, including, without limitation, appellate proceedings, or preparing for any of the foregoing in, any Proceeding (“Expenses”). The right to indemnification conferred in this Article shall be a contractual right. It is the Corporation’s intention that these Bylaws provide indemnification in excess of that expressly permitted by Delaware General Corporation Law as authorized by the Corporation’s Certificate of Incorporation.

Section 8.2 AUTHORITY TO ADVANCE EXPENSES.

Expenses incurred by an officer or director, acting in that corporate capacity in defending a proceeding, shall be paid by the Corporation in advance of the final disposition of that proceeding; provided, however, that if required by the Delaware General Corporation Law, such expenses shall be advanced only on the delivery to the Corporation of an undertaking by or on behalf of that director or officer to repay the amount if it shall ultimately be determined that that director or officer was not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the Corporation, or by the directors or officers not acting in their corporate capacity, including, without limitation, service with respect to employee benefit plans, may be advanced on the receipt of a similar undertaking, if required by law, and upon any other terms and conditions as the Board deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged these advances.

Section 8.3 RIGHT OF CLAIMANT TO BRING SUIT.

If a claim under Section 8.1 or 8.2 of these Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time subsequent to the running of that time period commence a proceeding against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, shall be entitled to be paid for the expense, including, without limitation, attorney fees, of prosecuting the claim. It shall be a defense to any proceeding, other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation, that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving that defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of the action that indemnification of the claimant would be proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its shareholders) that the claimant had not met the applicable standard of conduct, shall either be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 8.4 PROVISIONS NONEXCLUSIVE.

The rights conferred on any person by this Article shall not be exclusive of any other rights that the person may have or may later acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of the shareholders or disinterested directors, or otherwise, both as to any action in an official capacity and as to any action in another capacity while holding office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

Section 8.5 AUTHORITY TO INSURE.

The Corporation may purchase and maintain insurance to protect itself and any agent against any expense asserted against them or incurred by an agent, whether or not the Corporation would have the power to indemnify the agent against the expense under applicable law or the provisions of this Article.

Section 8.6 SURVIVAL OF RIGHTS.

The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

Section 8.7 SETTLEMENT OF CLAIMS.

The Corporation shall not be liable to indemnify any Agent under this Article: (1) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (2) for any judicial award, if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of the action.

Section 8.8 EFFECT OF AMENDMENT.

Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of that amendment, repeal, or modification.

Section 8.9 SUBROGATION.

In the event of a payment under this Article, the Corporation shall be subrogated to the extent of that payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure those rights, including, without limitation, the execution of any documents necessary to enable the Corporation effectively to bring suit to enforce those rights.

Section 8.10 NO DUPLICATION OF PAYMENTS.

The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable pursuant to these Bylaws.

ARTICLE IX. AMENDMENTS

Section 9.1 AMENDMENT BY SHAREHOLDERS.

New Bylaws may be adopted or existing Bylaws may be amended or repealed by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation.

APPENDIX C

Share Purchase and Exchange Agreement

SHARE PURCHASE AND EXCHANGE AGREEMENT

THIS SHARE PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”) is entered into as of the 28th day of February 2022, by and among:

SIGNET INTERNATIONAL HOLDINGS, INC., a Delaware corporation having its executive offices at 205 Worth Avenue, Suite 316, Palm Beach, Florida 33480 (“SIGN”);

AND:

EACH OF THE FOLLOWING SHAREHOLDERS OF SIGN: Estate of Ernest W. Letiziano, Ms. Hope Hillabrand, and Mr. Thomas Donaldson (collectively, the “SIGN Controlling Shareholders”);

AND:

GOLDEN ALLY LIFETECH GROUP CO., LTD., a Delaware corporation with its executive offices at 901 S Mopac Exp Building 1, Suite 300, Austin, TX 78746 (“Golden Ally”).

WHEREAS:

A.	Golden Ally engages in the business of manufacturing and distributing water products worldwide;

B.	the Controlling Shareholders of SIGN have agreed to sell all of their capital stock of SIGN set forth on Exhibit B (collectively, the “Control Block Shares”) to Golden Ally in accordance with the terms and conditions set forth in this Agreement, free and clear of any lien or encumbrance (the “Purchase”);

C.	Immediately after the completion of the Purchase, upon the terms and subject to the conditions set forth in this Agreement, Golden Ally will cause the shareholders of Golden Ally (the “Golden Ally Shareholders”) holding at least 90% of each class of the issued and outstanding capital stock of Golden Ally (the “Golden Ally Shares”) to exchange their Golden Ally Shares for shares of capital stock of SIGN in such ratios as set forth in Exhibit C (the “Exchange”); and

D.	Golden Ally, the SIGN Controlling Shareholders, and Patrizio & O’Leary LLP, in its capacity as escrow agent (the “Escrow Agent”) entered into that certain Escrow Agreement, dated as of February 11, 2022 (the “Escrow Agreement”), pursuant to which Golden Ally deposited $37,500 with the Escrow Agent (the “Escrow Amount”).

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	DEFINITIONS

1.1.	Definitions. The following terms have the following meanings unless the context indicates otherwise:

(a)	“1933 Act” shall have the meaning set forth in Section 2.2(b).

(b)	“Agreement” shall mean this Agreement, and all the exhibits, schedules, and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(c)	“Amended Articles” has the meaning set forth in Section 6.2(h).

(d)	“Amended Bylaws” has the meaning set forth in Section 6.2(i).

(e)	“Board Consent” has the meaning set for in Section 7.1 (b).

(f)	“Closing Date” has the meaning set forth in Section 8.1.

(g)	“Closing Date” shall have the meaning set forth in Article 8;

(h)	“Closing Purchase Price” shall have the meaning set forth in Section 2.1(b).

(i)	“Closing” has the meaning set forth in Section 8.1.

(j)	“Shareholders Consent” has the meaning set forth in Section 7.1(a).

(k)	“Control Block Shares” shall have the meaning set forth in the Recitals.

(l)	“DTC” has the meaning set forth in Section 6.2(a).

(m)	“DWAC” has the meaning set forth in Section 6.2(a).

(n)	“Escrow Agent” shall have the meaning set forth in the Recitals.

(o)	“Escrow Agreement” shall have the meaning set forth in the Recitals.

(p)	“Escrow Amount” shall have the meaning set forth in the Recitals.

(q)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(r)	“Exchange” shall have the meaning set forth in Section 2.2.

(s)	“Financial Statements” has the meaning set forth in Section 5.7.

(t)	“Golden Ally Class A Common Shares” shall have the meaning set forth in Section 4.3.

(u)	“Golden Ally Class B Common Shares” shall have the meaning set forth in Section 4.3.

(v)	“Golden Ally Material Adverse Effect” shall have the meaning set forth in Section 4.6.

(w)	“Golden Ally Shareholders” shall have the meaning set forth in the Recitals.

(x)	“Golden Ally Shares” shall have the meaning set forth in the Recitals.

(y)	“Golden Ally” shall have the meaning set forth in the Preamble.

(z)	“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(aa)	“Loss” and “Losses” shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages, including damages for lost profits or lost business opportunities;

(bb)	“Mailing Date” has the meaning set forth in Section 7.1(e).

(cc)	“Most Recent Financial Statements” has the meaning set forth in Section 5.7.

(dd)	“Purchase Price” shall have the meaning set forth in Section 2.1(b).

(ee)	“Purchase” shall have the meaning set forth Section 2.1.

(ff)	“Related Parties” has the meaning set forth in Section 5.22.

(gg)	“Schedules” shall have the meaning set forth in Article 5.

(hh)	“SEC” shall mean the Securities and Exchange Commission;

(ii)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;

(jj)	“SIGN” shall have the meaning set forth in the Preamble.

(kk)	“SIGN Common Stock” shall have the meaning set forth in Section 5.3.

(ll)	“SIGN Controlling Shareholders” shall have the meaning set forth in the Preamble.

(mm)	“SIGN Material Adverse Effect” has the meaning set forth in Section 5.9.

(nn)	“SIGN Preferred Stock” shall have the meaning set forth in Section 5.3.

(oo)	“SIGN SEC Filings” has the meaning set forth in Section 5.14.

(pp)	“SIGN Securities” has the meaning set forth in Section 5.3.

(qq)	“Taxes” shall include international, federal, state, provincial, and local income taxes, capital gains tax, value-added taxes, franchise, personal property, and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(rr)	“Transactions” shall mean the transactions contemplated by this Agreement, including, without limitation, the Purchase and the Exchange.

(ss)	“Transferred Liabilities” has the meaning set forth in Section 6.2(k).

1.2.	Exhibits and Schedules. The following exhibits and schedules are attached to and form part of this Agreement:

Exhibit A:	[Intentionally Omitted]
Exhibit B:	Controlling Shareholders of SIGN
Exhibit C:	[Intentionally Omitted]
Exhibit D	Directors and Officers of SIGN
Exhibit E	Post-Closing Directors of SIGN
Exhibit F	Amended and Restated Certificate of Incorporation of SIGN
Exhibit G	Amended and Restated Bylaws of SIGN
Exhibit H-1	SIGN Contracts to be Terminated
Exhibit H-2	Transferred Liabilities
Exhibit I-1	Shareholders Consent
Exhibit I-2	Board Consent
Schedules referenced in Article 5

1.3.	Currency. All references to currency referred to in this Agreement are in United States Dollars (US$) unless expressly stated otherwise.

2.	THE TRANSACTIONS

2.1.	The Purchase

(a)	At the Closing, subject to the terms and conditions of this Agreement, the SIGN Controlling Shareholders hereby covenant and agree to sell, assign and transfer to Golden Ally, and Golden Ally hereby covenants and agrees to purchase from the SIGN Controlling Shareholders all of the Control Block Shares held by the SIGN Controlling Shareholders (the “Purchase”).

(b)	Golden Ally agrees to pay to the SIGN Controlling Shareholders at the Closing $375,000 as consideration for the Control Block Shares (the “Purchase Price”) less the Escrow Amount (such difference, the “Closing Purchase Price”), in each in cash by wire transfer of immediately available funds to the bank accounts designated by the SIGN Controlling Shareholders in writing prior to the Closing Date. Golden Ally and the SIGN Controlling Shareholders agree to cause the Escrow Agent to release the Escrow Amount to the SIGN Controlling Shareholders at the Closing in accordance with the Escrow Agreement.

2.2.	The Exchange

(a)	Immediately after the completion of the Purchase, at the Closing and subject to the terms and conditions of this Agreement, Golden Ally shall cause the Golden Ally Shareholders to sell, assign and transfer to SIGN, and SIGN hereby covenants and agrees to purchase from the Golden Ally Shareholders all of the Golden Ally Shares held by the Golden Ally Shareholders (the “Exchange”).

(b)	As consideration for the sale of the Golden Ally Shares by the Golden Ally Shareholders to SIGN, SIGN shall allot and issue the SIGN Securities to the Golden Ally Shareholders or their nominees in the exchange ratios as follows: (i) each share of Golden Ally Class A Common Stock will be exchanged for one share of Series A Preferred Stock of SIGN (as designated by the Amended Articles); and (ii) each share of Golden Ally Class B Common Stock will be exchanged for one share of SIGN Common Stock.

(c)	Golden Ally acknowledge and agree that the SIGN Securities are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, Golden Ally shall cause the Golden Ally Shareholders to abide by all applicable resale restrictions and hold periods imposed by all applicable securities laws. All certificates representing the SIGN Securities issued at the Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the SIGN Securities will be issued to the Golden Ally Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

For Golden Ally Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “THE UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

For Golden Ally Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “THE UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(d)	Golden Ally acknowledge that the SIGN Securities issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

3.	REPRESENTATIONS AND WARRANTIES OF SIGN CONTROLLING SHAREHOLDERS

3.1.	Each SIGN Controlling Shareholder represents and warrants to Golden Ally that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3 with respect to herself, himself or itself:

3.2.	Organization. Each SIGN Controlling Shareholder (if a corporation or other entity) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation. Each SIGN Controlling Shareholder (if an individual) is of sound mind, has the necessary legal capacity to perform his or her obligations hereunder, and has entered into this Agreement of his or her own will.

3.3.	Authorization of Transactions. Each SIGN Controlling Shareholder has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform his, her or their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each SIGN Controlling Shareholder, enforceable in accordance with its terms and conditions. Each SIGN Controlling Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other documents contemplated hereby have been duly authorized by each SIGN Controlling Shareholder.

3.4.	Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which each SIGN Controlling Shareholder is a subject, (B) conflict with, result in a breach of, constitute a default under, resulting in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any agreement, contract, lease, license, instrument, or another arrangement to which such SIGN Controlling Shareholder is a party or by which he or it is bound or to which any of his or its assets is subject, or (C) result in the imposition or creation of a lien upon or with respect to any Control Block Shares.

3.5.	Brokers’ Fees. Each SIGN Controlling Shareholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.6.	Control Block Shares. Each SIGN Controlling Shareholder holds of record and owns beneficially the number of Control Block Shares set forth next to his, her, or its name in Exhibit B, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the SIGN Controlling Shareholders is a party to any option, warrant, purchase right or other contract or commitment that could require such SIGN Controlling Shareholder to sell, transfer, or otherwise dispose of any capital stock of SIGN (other than this Agreement). None of the SIGN Controlling Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of SIGN.

4.	REPRESENTATIONS AND WARRANTIES CONCERNING GOLDEN ALLY

Golden Ally represents and warrants to SIGN and SIGN Controlling Shareholders that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4) with respect to itself:

4.1.	Organization and Good Standing. Golden Ally is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease, and to carry on its business as now being conducted. Golden Ally is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Golden Ally owns the property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Golden Ally taken as a whole.

4.2.	Authority. Golden Ally has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Golden Ally and the consummation of the transactions contemplated hereby have been duly authorized by Golden Ally’s board of directors. No other corporate or shareholder proceedings on the part of Golden Ally is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Golden Ally and this Agreement is valid and binding obligations of Golden Ally enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3.	Capitalization of Golden Ally. The entire authorized capital stock and other equity securities of Golden Ally consists of 1 billion Class A common shares, par value $0.00001 per share (the “Golden Ally Class A Common Shares”), each of which has 10 votes and is convertible into one Golden Ally Class B Common Share, and 9 billion Class B common shares, par value $0.00001 per share (the “Golden Ally Class B Common Shares”). As of the date of this Agreement, there are 1 billion Golden Ally Class A Common Shares and 8.5 billion Golden Ally Class B Common Shares issued and outstanding. All of the issued and outstanding Golden Ally Shares have been duly authorized, validly issued and fully paid and are non-assessable. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Golden Ally to issue any additional Golden Ally Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Golden Ally any Golden Ally Shares. There are no agreements purporting to restrict the transfer of the Golden Ally Shares, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Golden Ally Shares.

4.4.	Shareholders of Golden Ally Shares. Exhibit B contains a true and complete list of the holders of all issued and outstanding shares of the Golden Ally Shares, including each holder’s name, address, and number, and class of Golden Ally Shares held.

4.5.	Non-Contravention. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the Transactions, will:

(a)	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation, or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Golden Ally under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Golden Ally, or any of their respective material property or assets;

(b)	violate any provision of the governance documents of Golden Ally or any applicable laws; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Golden Ally or any of its material property or assets.

4.6.	Actions and Proceedings. To the knowledge of Golden Ally, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Golden Ally or which involves any of the business, or the properties or assets of Golden Ally that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Golden Ally (a “Golden Ally Material Adverse Effect”).

4.7.	Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Golden Ally of the Transactions contemplated by this Agreement, except for filings with the SEC and state securities regulators (if any).

4.8.	No Brokers. Golden Ally has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transactions contemplated by this Agreement.

5.	REPRESENTATIONS AND WARRANTIES CONCERNING SIGN

SIGN and the Estate of Ernest Letiziano (in its capacity as a SIGN Controlling Shareholder) jointly represent and warrant to Golden Ally that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 5) with respect to itself, except as set forth in the disclosure schedules (the “Schedules”) delivered by SIGN Controlling Shareholders to Golden Ally on the date hereof:

5.1.	Organization and Good Standing. SIGN is duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. SIGN is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of SIGN.

5.2.	Authority. SIGN has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SIGN and the consummation by SIGN of the transactions contemplated hereby have been duly authorized by its board of directors and shareholders and no other corporate or shareholder proceedings on the part of SIGN is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by SIGN and this Agreement is valid and binding obligations of SIGN enforceable in accordance with its terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

5.3.	Capitalization of SIGN. The entire authorized capital stock and other equity securities of SIGN consists of 100 million shares of common stock with a par value of $0.001 (the “SIGN Common Stock”) and 50 million shares of preferred stock (the “SIGN Preferred Stock”). As of the date of this Agreement, there are 20,535,982 shares of SIGN Common Stock issued and outstanding and 5 million shares of Series A Super Preferred Stock issued and outstanding (collectively, the “SIGN Securities”). All of the issued and outstanding shares of SIGN Securities have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. As of the date of this Agreement there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating SIGN to issue any additional SIGN Securities, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from SIGN any SIGN Securities. There are no agreements purporting to restrict the transfer of the SIGN Securities, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the SIGN Securities.

5.4.	Directors and Officers of SIGN. The duly elected or appointed directors and the duly appointed officers of SIGN are as listed on Exhibit D.

5.5.	Corporate Records of SIGN. The corporate records of SIGN, as required to be maintained by it pursuant to the laws of the State of Delaware are accurate, complete and current in all material respects, and the minute book of SIGN is, in all material respects, correct and contains all material records required by the law of the State of Delaware in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of SIGN.

5.6.	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, will:

(a)	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of SIGN under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SIGN or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of SIGN; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to SIGN or any of its material property or assets.

5.7.	Financial Statements. The SIGN Controlling Shareholders have provided true and complete copies of the following financial statements (collectively the “Financial Statements”) to Golden Ally: (i) audited balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2020, 2019 and 2018 for SIGN; and (ii) unaudited balance sheets and statements of income, changes in stockholders’ equity, and cash flow (the “Most Recent Financial Statements”) as of and for the months ended March 31, June 30, and September 31, 2021 for SIGN (collectively, the “SIGN Financial Statements”). The SIGN Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of SIGN as of such dates and the results of operations of SIGN for such periods, are correct and complete, and are consistent with the books and records of SIGN (which books and records are correct and complete).

5.8.	Validity of SIGN Securities Issuable upon the Transactions. The SIGN Securities to be issued to the Golden Ally Shareholders upon consummation of the Transactions in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.9.	Actions and Proceedings. To the knowledge of SIGN, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the knowledge of SIGN, threatened against SIGN which involves any of the business, or the properties or assets of SIGN that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of SIGN taken as a whole (a “SIGN Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a SIGN Material Adverse Effect.

5.10.	Compliance.

(a)	SIGN is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of SIGN;

(b)	SIGN is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a SIGN Material Adverse Effect;

(c)	SIGN has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the knowledge of SIGN, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transactions; and

(d)	SIGN has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. SIGN has not received any notice of any violation thereof, nor is SIGN aware of any valid basis therefore.

5.11.	Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by SIGN of the Transactions contemplated by this Agreement, except for filings with the SEC and state securities regulators (if any).

5.12.	Absence of Undisclosed Liabilities. SIGN has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against SIGN giving rise to any Liability), except for (i) Liabilities set forth on the face of the Financial Statements (rather than in any notes thereto) and (ii) Liabilities which have arisen after the date of the Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

5.13.	Tax Matters.

(a)	As of the date hereof:

(i)	SIGN has filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

(ii)	all such returns are true and correct in all material respects;

(b)	SIGN has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(c)	SIGN is not presently under and has not received notice of, any contemplated investigation or audit by the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

(d)	All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

5.14.	Absence of Changes. Except as contemplated in this Agreement or as disclosed in SIGN’s filings with the SEC (the “SIGN SEC Filings”) , SIGN has not:

(a)	incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of SIGN to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)	made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)	declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)	received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)	other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

5.15.	Subsidiaries. Except as disclosed in this Agreement, SIGN does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

5.16.	Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by SIGN.

5.17.	Intellectual Property. SIGN does not own or possess or have the right to use pursuant to a license or otherwise any Intellectual Property. SIGN has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.

5.18.	Employees and Consultants. Except as disclosed in the SIGN SEC Filings, SIGN does not have any employees or consultants.

5.19.	Material Contracts and Transactions. Other than as expressly contemplated by this Agreement or as disclosed in the SIGN SEC Filings, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which SIGN is a party.

5.20.	SEC Filings. SIGN has timely filed with or furnished to the SEC, as applicable, all SIGN SEC Filings. As of its respective date, each SIGN SEC Filing (including any financial statements or schedules included therein) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SIGN SEC Filing, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.21.	No Brokers. SIGN has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transactions contemplated by this Agreement.

5.22.	Related Party Transactions. None of SIGN Controlling Shareholders, their affiliates, SIGN’s directors, officers, employees, and shareholders (the “Related Parties”) has been involved in any business arrangement or relationship with SIGN within the past 12 months, and none of the Related Parties owns any asset, tangible or intangible, which is used in the business of SIGN.

5.23.	Completeness of Disclosure. No representation or warranty by SIGN or any SIGN Controlling Shareholder in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Golden Ally pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6.	CLOSING CONDITIONS

6.1.	Conditions Precedent to Closing by SIGN. The obligation of SIGN to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by SIGN and Golden Ally. These conditions precedent are for the benefit of SIGN and may be waived by SIGN in its sole discretion.

(a)	Representations and Warranties. The representations and warranties of Golden Ally set forth in this Agreement shall be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Golden Ally shall have delivered to SIGN a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Golden Ally in this Agreement are true and correct.

(b)	Performance. All of the covenants and obligations that Golden Ally are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)	No Material Adverse Change. No Golden Ally Material Adverse Effect will have occurred since the date of this Agreement.

(d)	Officer’s Certificate. Golden Ally shall have delivered to SIGN a certificate signed by the CEO of Golden Ally to the effect that each of the conditions specified above in (a)-(c) is satisfied in all respects.

(e)	No Action. No suit, action, or proceeding will be pending or threatened which would prevent the consummation of any of the transactions contemplated by this Agreement.

6.2.	Conditions Precedent to Closing by Golden Ally. The obligation of Golden Ally to consummate the Transactions is subject to the satisfaction or written waiver by Golden Ally of the conditions set forth below. These conditions precedent are for the benefit of Golden Ally and may be waived by Golden Ally in its sole discretion.

(a)	OTC Status and DWAC. The SIGN Common Shares shall continue to be listed on the OTC Markets and SIGN shall remain an SEC reporting company. SIGN shall continue to be approved for participation in the Depository Trust Company’s (“DTC”) Withdrawal Agent Commission System (“DWAC”).

(b)	Representations and Warranties. The representations and warranties of SIGN and SIGN Controlling Shareholders set forth in this Agreement shall be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and SIGN and SIGN Controlling Shareholders shall each have delivered to Golden Ally a certificate dated the Closing Date, to the effect that the representations and warranties made by SIGN and SIGN Controlling Shareholders in this Agreement are true and correct.

(c)	Performance. All of the covenants and obligations that SIGN or SIGN Controlling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects. SIGN and each SIGN Controlling Shareholder shall have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(d)	No Material Adverse Change. No SIGN Material Adverse Effect shall have occurred since the date of this Agreement.

(e)	Officer’s Certificate. SIGN shall have delivered to Golden Ally a certificate signed by the CEO of SIGN to the effect that each of the conditions specified above in (a)-(d) is satisfied in all respects.

(f)	No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would prevent the consummation of any of the transactions contemplated by this Agreement.

(g)	Resignation and Appointment of Officers and Directors. Effective upon Closing, Alysia WolfsKeil shall resign as an officer and the sole director of SIGN, and the individuals listed on Exhibit E shall be appointed as directors of SIGN effective on the Closing Date.

(h)	Charter Amendment. SIGN Controlling Shareholders and SIGN shall have caused the Amended and Restated Certificate of Incorporation of SIGN in the form attached hereto as Exhibit F (the “Amended Articles”) to be duly filed with the State of Delaware and such Amendment Articles shall have become effective on or prior to the Closing Date.

(i)	Bylaw Amendment. SIGN Controlling Shareholders and SIGN shall have caused the Amended and Restated Bylaws of SIGN in the form attached hereto as Exhibit G (the “Amended Bylaws”) to be duly approved and adopted in accordance with Delaware law.

(j)	Audit. The audited financial statements of Golden Ally for its fiscal year ending on December 31, 2021 shall have been completed.

(k)	Transferred Liabilities. SIGN Controlling Shareholders and SIGN shall have caused the licenses and option agreements listed on Exhibit H-1 to be terminated and the Liabilities identified on Exhibit H-2 to be paid in full or otherwise transferred out from SIGN (the “Transferred Liabilities”), in each case in such manner reasonably satisfactory to Golden Ally.

(l)	Good Standing. SIGN shall have delivered to Golden Ally a certified good standing certificate issued by the Secretary of State of the State of Delaware.

7.	ADDITIONAL COVENANTS OF THE PARTIES

7.1.	Amendments of Governance Documents; Schedule 14C Information Statement.

(a)	SIGN Controlling Shareholders shall, as promptly as is reasonably practicable following the date of this Agreement (and in any event within 1 business day), take an shareholder action by written consent in the form attached hereto as Exhibit I-1 (the “Shareholders Consent”).

(b)	Immediately after the Shareholders Consent is executed, SIGN Controlling Shareholders shall cause the board of directors of SIGN to take actions by written consent in the form attached hereto as Exhibit I-2 (the “Board Consent”).

(c)	Immediately after the Shareholders Consent and the Board Consent are executed (in any event within 1 business day), SIGN shall (i) file a Certificate of Correction (the “Certificate of Correction”) to null and void the Certificate of Dissolution filed by SIGN on March 1, 2018 with the Secretary of State of the State of Delaware, and (ii) after such Certificate of Correction becomes effective, promptly file its annual reports for fiscal year 2019-2022 with the State of Delaware and obtain a good standing certificate from the Delaware Secretary of State.

(d)	As promptly as is reasonably practicable following the date of this Agreement (and in any event within 2 business days), SIGN shall file with the SEC, a Schedule 14C information statement (together with any amendments thereof or supplements thereto, the ”Information Statement”) notifying the shareholders of SIGN who did not execute the Shareholders Consent.

(e)	SIGN shall promptly notify Golden Ally if it receives any comments from the SEC and shall respond to such comments as promptly as possible (in any event within 2 business days). SIGN shall use its best efforts to cause the Information Statement to be mailed to the shareholders of SIGN as promptly as reasonably practicable after the Information Statement has received clearance from the SEC or otherwise becomes final (the date of such mailing, the “Mailing Date”).

(f)	SIGN shall cause the Amended Articles to be filed with the State of Delaware on the same day as the effectiveness of the Shareholders Consent, which shall be 20 calendar days after the Mailing Date, and promptly provide evidence of such filing to Golden Ally.

7.2.	Access and Investigation. Between the date of this Agreement and the Closing Date, Golden Ally, on the one hand, and SIGN, on the other hand, shall, and shall cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)	furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

7.3.	Confidentiality. (a) All information regarding the business of Golden Ally including, without limitation, financial information that Golden Ally provides to SIGN during SIGN’s due diligence investigation of Golden Ally will be kept in strict confidence by SIGN and shall not be used (except in connection with due diligence), dealt with, exploited or commercialized by SIGN or disclosed to any third party (other than SIGN’s professional accounting and legal advisors) without the prior written consent of Golden Ally. If the Transactions contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Golden Ally, SIGN shall immediately return to Golden Ally (or destroy, as directed by Golden Ally) any information received regarding Golden Ally’s business. (b) Likewise, all information regarding the business of SIGN including, without limitation, financial information that SIGN provides to Golden Ally during its due diligence investigation of SIGN shall be kept in strict confidence by Golden Ally and shall not be used (except in connection with due diligence), dealt with, exploited or commercialized by Golden Ally or disclosed to any third party (other than Golden Ally’s professional accounting and legal advisors) without SIGN’s prior written consent. If the Transactions contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from SIGN, Golden Ally shall immediately return to SIGN (or destroy, as directed by SIGN) any information received regarding SIGN’s business.

7.4.	Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement shall promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party shall promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party shall promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.5.	Exclusivity. None of SIGN Controlling Shareholders will (and SIGN Controlling Shareholders will not cause or permit SIGN to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any third party relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of SIGN (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any third party to do or seek any of the foregoing. None of SIGN Controlling Shareholders will vote their Control Block Shares in favor of any such acquisition. SIGN Controlling Shareholders will notify Golden Ally immediately if any third party makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

7.6.	Conduct of SIGN Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Golden Ally otherwise consents in writing or expressly contemplated by this Agreement, SIGN shall operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

7.7.	Public Announcements. SIGN and Golden Ally each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transactions contemplated hereby without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

8.	CLOSING

8.1.	Closing. The closing of the Transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the lawyers for SIGN, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Golden Ally and SIGN may mutually determine (the date when the Closing actually takes place, the “Closing Date”).

8.2.	Closing Deliveries of Golden Ally. At the Closing, Golden Ally shall deliver or cause to be delivered the following to SIGN:

(a)	the Closing Purchase Price as required by Section 2.2 of this Agreement;

(b)	copies of all resolutions and/or consent actions adopted by or on behalf of the shareholders and the board of directors of Golden Ally evidencing approval of this Agreement and the Transactions; and

(c)	stock certificates (or affidavits of lost stock certificates if applicable) representing the Golden Ally Shares as required by Section 3.3 of this Agreement.

8.3.	Closing Deliveries of SIGN and the SIGN Controlling Shareholders. At the Closing, SIGN will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Golden Ally:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the shareholders and the board of directors of SIGN evidencing approval of this Agreement and the Transactions;

(b)	all certificates, stock powers, and other documents required for the issuance, cancellation or consolidation (as applicable) of a sufficient amount of SIGN Securities to comply with Section 3 herein;

(c)	stock certificates representing the SIGN Securities; and

(d)	any other necessary documents, each duly executed by SIGN and/or SIGN Controlling Shareholders, as required to give effect to the Transactions.

9.	TERMINATION

9.1.	Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of SIGN and Golden Ally;

(b)	SIGN, if there has been a material breach by Golden Ally of any representation, warranty, covenant or agreement set forth in this Agreement that is not cured by the breaching party, to the reasonable satisfaction of SIGN, within ten business days after notice of such breach is given by SIGN (except that no cure period will be provided for a breach by Golden Ally that by its nature cannot be cured);

(c)	Golden Ally, if there has been a material breach by SIGN or any of the SIGN Controlling Shareholders of any representation, warranty, covenant or agreement set forth in this Agreement that is not cured by the breaching party, to the reasonable satisfaction of Golden Ally, within ten business days after notice of such breach is given by Golden Ally (except that no cure period will be provided for a breach by SIGN or any of the SIGN Controlling Shareholders that by its nature cannot be cured);

(d)	SIGN or Golden Ally, if the Transaction is not closed by March 31, 2022, provided that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to either party such party’s material breach of this Agreement has been the principal cause of or resulted in the failure of the Closing to take place on or before such date;

(e)	SIGN or Golden Ally if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of any of the Transactions contemplated by this Agreement has become final and non-appealable; or

(f)	Golden Ally, if the Certificate of Correction has been rejected by the State of Delaware, or if SIGN has not been able to obtain a certificate of good standing before the Closing Date.

9.2.	Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement will be of no further force or effect; provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement prior to such termination; provided further that if this Agreement has been terminated pursuant to Section 9.1(c) or Section 9.1(f), then the SIGN Controlling Shareholders shall cause the Escrow Agent to return the Escrow Amount in full to Golden Ally.

10.	INDEMNIFICATION

10.1.	Agreement of Golden Ally to Indemnify. Golden Ally agree to indemnify, defend, and hold harmless, SIGN and SIGN Controlling Shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by SIGN or any SIGN Controlling Shareholders by reason of, resulting from, based upon or arising out of:

(a)	the breach by Golden Ally of any representation or warranty of Golden Ally contained in this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(b)	the breach by Golden Ally of any covenant or agreement of Golden Ally made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

10.2.	Agreement of SIGN Controlling Shareholders to Indemnify. SIGN Controlling Shareholders, severally but not jointy, agree to indemnify, defend, and hold harmless Golden Ally from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Golden Ally by reason of, resulting from, based upon or arising out of:

(a)	the breach by SIGN or any SIGN Controlling Shareholder of any representation or warranty of SIGN or any SIGN Controlling Shareholder contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement;

(b)	the breach by SIGN or any SIGN Controlling Shareholder of any covenant or agreement of SIGN or any SIGN Controlling Shareholder made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(c)	any Transferred Liabilities.

11.	MISCELLANEOUS PROVISIONS

11.1.	Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one year after the Closing Date.

11.2.	Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

11.3.	Amendment. This Agreement may not be amended except by an instrument in writing signed by Golden Ally, SIGN, and SIGN Controlling Shareholders.

11.4.	Expenses. Each party will bear its own costs incurred in connection with the preparation, execution and performance of this Agreement and the Transactions contemplated hereby, including all fees and expenses of agents, representatives, legal and accountants.

11.5.	Entire Agreement. This Agreement, the exhibits and schedules attached hereto and the other documents in connection with the Transactions contemplated hereby contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.

11.6.	Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses (or at such other address for a party as will be specified by like notice) on the signature page of this Agreement. All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

11.7.	Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.8.	Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.9.	Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

11.10.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provisions.

11.11.	Specific Performance. Each party acknowledges and agrees that the other parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such party may be entitled, at law or in equity.

11.12.	Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

11.13.	Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

11.14.	Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.15.	Fax and PDF Execution. This Agreement may be executed by delivery of executed signature pages by fax or PDF document via Email and such execution will be effective for all purposes.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SIGNET INTERNATIONAL HOLDINGS,
INC., a Delaware corporation

By:	/s/ Alysia WolfsKeil
Name:	Alysia WolfsKeil
Title:	CEO

GOLDEN ALLY LIFETECH GROUP CO., LTD.,
a Delaware corporation

By:	/s/ Oliver K. Ban
Name:	Oliver K. Ban
Title:	CEO

/s/ Alysia WolfsKeil
Alysia WolfsKeil, as executor of Estate of Ernest W.
Letiziano

/s/ Hope Hillabrand
Hope Hillabrand

/s/ Thomas Donaldson
Thomas Donaldson